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                                                                    EXHIBIT 10.9

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

                                TABLE OF CONTENTS

ARTICLE 1 - AGREEMENT                                              P. 6
1.1   Dates and Names
1.2   Preamble

ARTICLE 2 - RECOGNITION                                            P. 6
2.1   Explained

ARTICLE 3 - MANAGEMENT PREROGATIVES                                P. 6
3.1   Explained

ARTICLE 4 - NO STRIKE-NO LOCKOUT                                   P. 6 - P. 7
4.1   Explained
4.2   Arbitrator power

ARTICLE 5 - UNION SHOP                                             P. 7
5.1   Explained
5.2   Indemnification

ARTICLE 6 - CHECK-OFF                                              P. 7 - P. 9
6.1   Authorization
6.2   Initial Deduction
6.3   Wage Period
6.4   Remittance
6.5   Authorization Cards
6.6   Collecting More Than One Month
6.7   Liability
6.8   Check-Off Wording
6.9   Retiree Check-off Opportunity

ARTICLE 7 - SENIORITY                                              P. 9 - P. 15
7.1   Job Classifications
7.2   "Cell" Defined
7.3   "Cell Operator -Primary" Defined
7.4   "Cell Operator - Secondary" Defined
7.5   "Cell Operator-Support" Defined
7.6   Seniority of Cell Operators
7.7   Filling of Posted Cell Vacancies
7.8   Rates for Cell Operators
7.9   Overtime Equalization of Cell Operators
7.10  Work Force Reduction & Layoff
7.11  Readjustment of the Work Force
7.12  Reassignment to a Previous Classification
7.13  Prohibition on Bumping into Higher Base Rate Job
7.14  Relinquishing Seniority in Prior Classification
      When Recalled
7.15  Only Low Seniority Employees Should Be Laid Off
7.16  Recall in Reverse Order of Layoff
7.17  Temporary Assignments
7.18  Rates Paid For Temporary Assignments
7.19  Necessity For Temporary Shift Changes
7.20  Shift Preference Rules
7.21  Cross Training; Seniority List
7.22  Probationary Employees
7.23  Temporary or Vacation Replacements
7.24  When Employee Becomes "Seniority Employee"
7.25  Trainees for Excluded Positions
7.26  Temporary Excluded Positions (Temporary Supervisors)
7.27  Transfers or Promotions to an Excluded Status
7.28  Excluded Personnel Doing Bargaining Unit Work
7.29  Seniority Date
7.30  Loss of Seniority Provisions
7.31  Temporary Layoffs Not to Exceed Four Working Days


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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

ARTICLE 8 - HOURS AND PREMIUM PAY                                  P. 15 - P. 17
8.1   Forty Hour Week and Allowable Exceptions
8.2   Overtime Pay Rules
8.3   Voluntary Overtime
8.4   Weekend Work and Absenteeism
8.5   Overtime Equalization Statement
8.6   Notice to Cancel Already Scheduled Overtime
8.7   Notice to Employees for Saturday or Sunday Overtime
8.8   Union Representation on Overtime
8.9   Overtime Equalization Rules
8.10  Reporting and Call-In Pay

ARTICLE 9 - BIDDING                                                P. 17 - P. 18
9.1   General Bidding and Posting Requirements
9.2   Hiring From Outside
9.3   Prohibition on Bidding After Giving Up a Bid
9.4   Probation Period After Bid
9.5   Medical Restricted Employee Returning to Classification
      After Temporary Assignment
9.6   Posting for Qualified Persons
9.7   Training Schedule
9.8   Effective Dates of Wage Rate Changes

ARTICLE 10 - REPRESENTATION                                        P. 18 - P. 19
10.1  Bargaining Committee
10.2  No Individual Bargaining
10.3  Shift Stewards
10.4  Chief Committeeman
10.5  Compensation During Working Hours
10.6  Union Representatives and Seniority List
10.7  Listing of Union Officers
10.8  Leaving to Go To Local 155 Office
10.9  Furnishing of Contracts
10.10 Union Officers Entrance Into Premises
10.11 Union Leave of Absence

ARTICLE 11 - GRIEVANCE PROCEDURE                                   P. 19 - P. 22
11.1  Definition of "Grievance"
11.2  Writing a Signed Grievance
11.3  Discussion With Supervisor Required
11.4  First Level
11.5  Second Level
11.6  Third Level
11.7  Fourth Level (Arbitration)
11.8  Time Limits and Extension of Time Limits
11.9  Disciplinary Action
11.10 Arbitration Rules
11.11 Time Limit for Retroactivity
11.12 Notice of Discharges and Disciplinary Layoffs
11.13 Grievance Meetings
11.14 Employees in Grievance Meetings.

ARTICLE 12 - SUBCONTRACTING                                        P. 22
12.1  Explained

ARTICLE 13 - NEW CLASSIFICATIONS                                   P. 22 - P. 23
13.1  New Jobs
13.2  New Classification and Rate
13.3  Grievance and Arbitrators Power


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
ARTICLE 14 - GENERAL                                               P. 23 - P. 24
14.1  Tools of the Trade
14.2  Inventory
14.3  Rates of Pay and Benefits Are Fixed
14.4  No Further Bargaining Required
14.5  When Employees Are Paid
14.6  Short Term Loan When On S&A
14.7  Employee Responsibility to Maintain Address and
      Phone Number
14.8  Option to Be Paid By Automatic Deposit
14.9  Responsibility to Share Knowledge
14.10 Improving Productivity and Related Goals
14.11 Recording of Employment Status
14.12 Change of Address; Company Reliance on Last Address
14.13 Unclaimed Wages
14.14 Union Bulletin Board
14.15 Work Rule Changes

ARTICLE 15 - EQUAL EMPLOYMENT OPPORTUNITY                          P. 24 - P. 27
15.1 Explained

ARTICLE 16 - VACATION
16.1  Qualifying Vacation Year
16.2  Seniority Definition for Vacation Year
16.3  Formula for Computing Lump Sum Vacation Pay
16.4  Paying Vacation Pay to a Retiree
16.5  Quarterly Payout Option
16.6  Formula for Determining Unpaid Vacation Time Off
16.7 Maximum Vacation Time Off Provided Full Entitlement is Earned
16.8  Extra Five Day Unpaid Vacation Block
16.9  Scheduling Vacation Time Off and Advance Preference
16.10 Timetable for Announcing Vacation Shutdown
16.11 Timetable for Submitting Vacation Time-Off Requests

ARTICLE 17 - HOLIDAYS                                              P. 27 - P. 32
17.1  Holiday Schedule
17.2  Holiday Pay
17.3  Holiday Eligibility Regulations Which Apply Only to
      Holidays Other Than Christmas Period
17.4  Holiday Eligibility Regulations Which Apply Only to
      the Christmas Holiday Period
17.5  Christmas Holiday Period - Miscellaneous
17.6  Holiday Eligibility Regulations Which Apply to Both
      the Christmas Holiday Period and Other Holidays
17.7  Special Christmas Holiday Procedures - Days of Work
      Scheduled by December 10th.

ARTICLE 18 - BEREAVEMENT PAY                                       P. 32
18.1  Explanation of Coverage
18.2  Death Occurring During Vacation
18.3  Straight Time Rate Used
18.4  Stillborn Birth
18.5  Delaying Excused Absence Dates
18.6  Death While Employee on Leave

ARTICLE 19 - PAY FOR JURY DUTY                                     P. 32 - P. 33
19.1  Explanation of Coverage
19.2  Subpoenaed Witness Rules
19.3  Rules for Shift Workers

ARTICLE 20 - SHORT-TERM MILITARY DUTY PAY & RE-EMPLOYMENT          P. 33
20.1  Explanation of Coverage
20.2  Notice to Company and Statement of Military Pay
20.3  Re-Employment Rights

ARTICLE 21 - PERSONAL LEAVE OF ABSENCE                             P. 33 - P. 34
21.1  Explanation


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
ARTICLE 22 - MEDICAL LEAVE OF ABSENCE                              P. 34
22.1  Explanation
22.2  Substantiation Required
22.3  Disability Plan

ARTICLE 23 - ON THE JOB INJURY                                     P. 34
23.1  Transportation on Day of Injury
23.2  Doctor Determination on Day of Injury
23.3  Compensation During Working Time
23.4  Re-visits
23.5  Discussion of Workers Compensation Claims and
      Union Representative
23.6  Lost Time When Scheduled on Holiday or Weekend

ARTICLE 24 - SAFETY AND HEALTH                                     P. 34 - P. 35
24.1 Requirement to Meet Laws
24.2 Safety Committee Members
24.3 Pay While Meeting on Safety Committee
24.4 OSHA Log
24.5 Reporting an Unsafe Condition
24.6 Grievance Procedure
24.7 Protective Equipment
24.8 Hazardous Communication Program
24.9 Protective Gloves

ARTICLE 25 - INSURANCE                                             P. 36 - P. 39
25.1  Medical Insurance Options and Rates
25.2  Schedule of Benefits
25.3  Opt Out Bonus
25.4  Dental Insurance Options and Rates
25.5  Retiree Health Insurance and VEBA, and
      Retiree Dental Insurance
25.6  Disability - S&A and LTD Plans
25.7  Continuation of Insurance Benefits While Laid Off or
      On Disability
25.8  Life Insurance and AD&D  Schedule of Benefits
25.9  Optional Dependent Life Insurance
25.10 Employee Eligibility for Insurances
25.11 Dependent Eligibility for Insurances
25.12 Status Changes - Requirement to Notify Company
25.13 Beneficiary - Requirement to Keep Up To Date
25.14 Summary Plan Descriptions
25.15 Flexible Spending Accounts

ARTICLE 26 - 401(K) PLAN                                           P. 39 - P. 40
26.1  Continuation for Life of Agreement
26.2  Special 401(k) Contribution for Pension Participants
26.3  Ongoing Participation in 401(k) Plan for Pensioners
26.4  New Hire Eligibility and Contributions

ARTICLE 27 - PENSION                                               P. 40
27.1  Continuation With Modifications
27.2  Basic Benefit and When Frozen
27.3  Early Retirement Supplement
27.4  Interim Supplement
27.5  Medicare Benefit
27.8  Survivor Pension Benefit Option
27.9  Temporary Benefit Supplement - Eliminated

ARTICLE 28 - WAGES                                                 P. 40 - P. 41
28.1  Explained Each Year of Contract
28.2  COLA - Eliminated
28.3  Rate Schedule Effective Date and Classifications

ARTICLE 29 - TRANSFER OF AGREEMENT                                 P. 41
29.1  Explanation


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
ARTICLE 30 - SEPARABILITY CLAUSE                                   P. 41
30.1  Explanation

ARTICLE 31 - TERMINATION                                           P. 41 - P. 42
31.1  Dates
31.2  Sixty Day Notice Requirement
31.3  Agreement Replaces Previous Agreements
31.4  Signature Page

LETTER NO. 1                                                       P. 43
Equal Opportunity Program

LETTER NO. 2                                                       P. 44
Working Hours

LETTER NO. 3                                                       P. 45
Combination or Elimination of Classifications

LETTER NO. 4                                                       P. 46
Holiday Pay and Disciplinary Suspension

LETTER NO. 5                                                       P. 47
Notice of Plant Closing and Severance Pay

ADDENDUM NO. 1                                                     P. 48
Traditional Health Insurance Weekly Co-Pay Projection

ADDENDUM NO. 2                                                     P. 49
HMO Health Insurance Weekly Co-Pay Projection

CALENDARS                                                          P. 50 - P. 53
2005
2006
2007
2008


                                        5
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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

                             ARTICLE 1 - AGREEMENT

1.1 This Agreement is entered into on this June 6, 2005 between Formsprag LLC, hereinafter referred to as the "Company" and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, UAW Local No. 155, hereinafter referred to as the "Union." This is a three and one half year Agreement starting December 6, 2004.

1.2 The parties to this Agreement, in consideration of their mutual promises and agreements, herein set forth in consideration of their desire to stabilize employment, eliminate strikes, boycotts, lockouts, and a discontinuance of work, and of their desire of securing closer cooperation between the Company, the Union, and the Employees represented by it, promise and agree that:

                             ARTICLE 2 - RECOGNITION

2.1 The Union is recognized as the sole and exclusive representative for the purpose of collective bargaining for all production, and maintenance, employees employed at the Company's 23601 Hoover Road, Warren, Michigan plant, including janitors and truck drivers, but excluding engineers, office clerical employees, professional employees, guards and supervisors as defined in the National Labor Relations Act, as amended. Former practices and oral and written understandings which may have been in effect prior to this Agreement shall not constitute part of this Agreement.

                       ARTICLE 3 - MANAGEMENT PREROGATIVES

3.1 The parties recognize that the management of the Company has the responsibility for conducting the affairs of the Company in the interests of its owners, its employees and its customers. The parties agree that in order to carry out this responsibility, management retains the sole right, subject only to the express provisions of this Agreement, to manage the business and to direct the working forces of the Company. The Company's right to manage its business includes, but is not limited to: the right to hire, promote, demote, transfer, assign and direct associates; to discipline, suspend, and discharge for just cause; to layoff employees due to lack of work or other legitimate reasons; to make and enforce reasonable plant rules of conduct and regulations not inconsistent with the provisions of this Agreement, to enforce company rules equally and fairly; to increase or decrease the working force; to determine the number of products to be manufactured and the methods, processes and materials to be used; to determine the need for and layout of machinery and equipment; to determine quality and establish reasonable work standards; to determine the number of hours per day or week operations shall be carried out; to establish and change work schedules and assignments; to subcontract, discontinue or relocate all or any portion of the operations now or hereafter carried on at the present facility; to schedule hours of work, including overtime, to determine job content and to maintain safety, efficiency and order in the plant.

                        ARTICLE 4 - NO STRIKE-NO LOCKOUT


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4.1 The Company agrees that so long as this Agreement is in effect there shall be no lockout. The Union, its officers, agents, members, and employees covered by this Agreement agree that so long as the Agreement is in effect, there shall be no strikes, partial or complete, sit-downs, slowdowns, stoppages or cessation of work, including actions of a sympathy nature, boycotts, or any unlawful acts of any kind that interfere with the Company's operation or the production or sale of its products. The Company shall have the right to discipline (including discharge) any employee who instigates, participates in, or gives leadership to an unauthorized strike in violation of this Agreement.

4.2 The Arbitrator shall have power to review the reasonableness of penalties imposed under this Section.

                             ARTICLE 5 - UNION SHOP

5.1 Each employee covered by this Agreement shall be or become a member of the Union as a condition of employment not later than the 30th consecutive calendar day following the effective date of this Agreement, or not later than the 30th consecutive calendar day following the beginning of his employment, whichever is later. Each such employee, as a condition of continued employment, shall remain a member of the Union in good standing to the extent provided in the Union's International Constitution and as authorized by the Labor Management Relations Act of 1947, or as that Act has been or is amended. The Union shall notify the Company in writing of any employee who fails to become or remain a member of the Union as required above. If after receipt of such notice by the Company the employee does not become a member or remain a member of the Union within five
(5) days (whichever is applicable) he shall be terminated.

5.2 The Union shall indemnify and save the Company harmless against any and all claims, demands, suits or other forms of liability that shall arise out of or by reason of action taken in reliance upon the information furnished to the Company by the Union for the purpose of complying with Section 5.1, above.

                              ARTICLE 6 - CHECK-OFF

6.1 Upon receipt of the authorization of check-off of dues, the Company will deduct from wages earned including jury duty pay, bereavement pay, and paid absence allowance, and turn over to the proper Union official, initiation fees, reinstatement fees and/or current monthly dues of such members of the Union or Agency Shop fees of such employees as individually and voluntarily certify in writing that they authorize such deduction for the term of the contract.

6.2 The initial deduction from the pay of an employee signing a new authorization shall be from the second pay period following the date of his authorization.

6.3 The deduction of Union dues shall be made from wages earned during the first full pay period that an employee works in a calendar month and in a manner agreed upon with the International Union. The Financial Secretary-Treasurer, or other duly authorized Union official of each local unit will notify the Company in writing on Union stationery, of the amount of dues each month by each employee who has authorized a deduction and this amount will remain in effect until changed by a similar written authority. In case of an error, proper adjustment will be made by the Union with the employee.


                                       7

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6.4 All dues deducted will be remitted to the Financial Secretary-Treasurer or other such duly authorized Union official of each local unit not later than the twenty-fifth day of the calendar month in which such deductions are made or as may be otherwise agreed. The Company will furnish the aforesaid Union official of the local union monthly a record of the employees from whose wages deductions have been made together with the amounts of such deductions.

6.5 The Company will also furnish the Union a record of those employees who have signed authorization cards but who have been removed from the unit payroll since the last check-off date and for whom no dues have been collected.

6.6 In the event the Union wants the Company to collect more than one month's regular dues from an employee it will furnish the Company with written notification listing each employee and the amount to be collected.

6.7 The Company shall not be liable to the International Union or its locals by reason of the requirements of this article for the remittance or payment of any sum other than that constituting actual deductions made from employee wages.

6.8 The following wording will be used on the check-off authorization.

                       AUTHORIZATION FOR CHECK-OFF OF DUES

                         Date __________________________

     I hereby assign Local Union No. _______, International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America (UAW), from any wages earned or to be earned by me as your employee while engaged in employment within the Bargaining Unit, such sums as the Financial Officer of said Local Unit No. 155 may certify as due and owing from me as initiation fees, reinstatement fees and membership dues as may be established from time to time by said local union in accordance with the Constitution of the International Union, UAW. I authorize and direct you to deduct such amounts from my pay and to remit same to the Union at such times and in such manner as may be agreed upon between you and the Union at any time while this authorization is in effect.

     This assignment, authorization and direction shall be irrevocable for the period of one (1) year from the date of delivery hereof to you or until the termination of the collective agreement between the Company and the Union which is in force at the time of delivery of this authorization, whichever occurs sooner; and I agree and direct that this assignment, authorization and direction shall be automatically renewed and shall be irrevocable for successive periods of one (1) year each or for the period of each succeeding applicable collective agreement between the Company and the Union, whichever shall be shorter, unless written notice is given by me to the Company and the Union not more than twenty (20) days and not less than ten (10) days prior to the expiration of each period of one (1) year, or of each applicable collective agreement between the Company and the Union whichever occurs sooner.


                                       8

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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

     This authorization is made pursuant to the provisions of Section 302(c) of the Labor Management Relations Act of 1947 and otherwise.

6.9 It is agreed that an employee who retires will be provided the opportunity to complete a retiree's dues check-off authorization.

                              ARTICLE 7 - SENIORITY

7.1 Seniority shall be by Classification Seniority within Occupational Groups. The Occupational groups shall be as follows:


                   GROUP I

101   Cell Operator - Primary (*)
102   Tool Room Machine Operator
103   Turning/Mill/Drill
104   Grind
105   Heat Treat Operator and Maintenance
106   Maintenance
107   Inspection
108   Auto Cutoff & Notch
109   Sprag Grind

                   GROUP II

201   Cell Operator - Secondary (*)
202   Aircraft Clutch Rebuild
203   Grotnes & Punch Press
204   Magnaflux
205   Tumble/Deburr/Bench
206   Assembly/Rebuild

                   GROUP III

301   Cell Operator - Support
302   Ship/Receive/Stock Handle /Truck Driver
303   Tool Crib/Stock Room
304   Clutch Test/Parts Clean
305   Janitor

7.2 A CELL is defined as technology consisting of one or more operations during the manufacturing process of the same component in an equipment layout sequentially linking one or more like or unlike machines or operations.


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7.3 CELL OPERATOR-PRIMARY - A Primary Cell Operator shall be qualified to perform a Group 1 classification operation in a cell and any other operation in such cell as assigned.

7.4 CELL OPERATOR-SECONDARY - A Secondary Cell Operator shall be qualified to perform a Group 2 classification operation in a cell and any other equivalent or support operations in such cell as assigned.

7.5 CELL OPERATOR-SUPPORT - A Support Cell Operator shall be qualified to perform Group 3 operations in a cell as assigned.

7.6 SENIORITY OF CELL OPERATORS - ( A) Seniority begins in a Cell Operator classification as of the date the operator enters the cell (Job Bid) (B) Seniority continues concurrently in the last classification.

7.7 FILLING OF POSTED CELL VACANCIES - "Qualified" Cell Operator posting shall be by plant seniority of all those who have qualified at Formsprag in at least one of the classification jobs included in the cell (and who have not waived recall rights to such classification), ranking first all of those individuals with previous qualification in a job from the top job group in the cell, and next ranking the individuals from the next lower job group in the cell (if any), and finally ranking those in the next and lowest job group in the cell (if any). "Trainee" Cell Operator posting shall be by plant seniority following the normal procedures in Local Article 8.

7.8 RATES FOR CELL OPERATORS - Rates for Cell Operators shall be equal to the highest rated job assigned to such operator in the cell.

7.9 OVERTIME EOUALIZATION OF CELL OPERATORS - Cell Operators will be equalized within their own specific cell.

7.10 WORK FORCE REDUCTION/LAYOFF - When there is a reduction of the working force or a readjustment of the work force, the following procedure shall be observed in the following order:

     1. Notification to the Union, in writing twenty-four (24) hours in advance.

     2. Probationary employees in the affected classification shall be laid off first.

     3. If additional layoffs are necessary in the classification, the employee with the least classification seniority shall return to his last previous classification provided he has previously attained seniority in such classification and provided there is an employee with less classification seniority in the previous classification. For purposes of this paragraph only, where an employee has in excess of two (2) years seniority in his previous classification, that seniority will be adjusted to equal his plant seniority and, as a result, he will bump the junior employee in point of hire date in that previous classification.

     4. When an employee has no previous classification and is laid off from his present classification, he may take a voluntary layoff or shall be permitted to "bump" the junior employee in point of hiring date in his present Group, except that if the lowest employee is in a higher base rate classification he will bump the next lowest employee (if any) in his


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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

          present Group, and then the next lowest rated Groups provided he is capable of performing the remaining available work in such classification.

     5. Following the above steps, the youngest employee in point of date of hire in the remaining Group will be laid off and considered an inactive employee. Employees will be expected to complete their day's work in a normal manner after receiving layoff notice.

7.11 When a readjustment of the work force is necessary for a period in excess of one (1) week and a layoff does not result, reductions in a classification will be by classification seniority, and the same procedure as provided above will be followed except that instead of layoff, the employee remaining without an assignment will be placed on the available work.

7.12 An employee who is reassigned to a previous classification shall receive the corresponding or appropriate number-of-months rate on Schedule 2005.

7.13 No Employee shall be permitted to exercise their seniority to bump into a higher base rate job.

7.14 A seniority employee who has gone into other classifications due to a readjustment of the work force and/ or layoff will return to his/her previous classifications when recalled. However, as an exception to the above an employee working out of a classification for a period in excess of six months, may, if recalled, remain in his current job and relinquish classification seniority in his previous classification. Additionally, an employee laid off to a lower classification who subsequently bids up to a classification between the original classification and the one from which he was laid off, may relinquish classification seniority at any time when recalled.

7.15 Only the lowest seniority employee, or employees, in a classification should be laid off.

7.16 Seniority Employees shall be recalled in reverse order of the layoff provisions before any new employees are hired.

7.17 TEMPORARY ASSIGNMENT - Employees may be transferred from one classification to another provided they are capable of doing the job and do not infringe on the seniority rights of the employees regularly employed in the classification to which such transfer is made. Employees on layoff in the affected classification need not be recalled unless there is a reasonable likelihood of one (1) week's work. Abuses of this provision shall be subject to the Grievance Procedure. The Company will notify the Union of all temporary assignments as soon as possible. If employees do not volunteer for temporary assignment, the employee in the affected classification with the least seniority, who is qualified to do the work required, shall be temporarily assigned. For all temporary assignments scheduled, a Union representative will be notified of the temporary assignment prior to the change in assignment, except in emergencies when the Union will be notified as soon as possible. If a job is vacant due to sick leave, the Company will post the job after 45 days, unless the Company and Union agree otherwise.

7.18 Employees working in a lower classification, except by reason of seniority displacement, shall continue to receive their own rate. Employees working in a higher rate classification for thirty (30) minutes or more shall continue to receive their regular rate for all time worked during the


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temporary assignment, or the corresponding numbers-of-months rate on Schedule
2005, whichever is greater. As an exception to the above, employees reduced from a classification and then subsequently reassigned to work in such classification for one (1) hour or more, shall receive the corresponding or appropriate number-of-months rate on Schedule 2005.

7.19 It may be necessary, from time to time, for day people to work nights, or vice versa, in order to maintain an efficient balance of shifts, or temporarily to schedule additional shift operations in certain classifications. If employees do not volunteer to change shifts, the employee in the affected classification with the least seniority, who is qualified to do the work required, shall be temporarily required to change shifts or forfeit his/her seniority.

7.20 SHIFT PREFERENCE - When a vacancy occurs on any shift by reasons of any available opening, except for a position to be filled by a trainee, the employee with the most classification seniority on another shift shall be given preference for transfer to other shifts within his classification.

     1. Employees shall be eligible for transfer under this procedure after having completed their probationary period.

     2. Employees will be permitted to bump another employee working on another shift in the same classification provided he- has more classification seniority. Individuals may exercise seniority for shift preference at any time with two weeks written notice. Providing that they have not exercised a shift bump in the prior six months, and providing that no shift bumps are allowed during the month of December. All shift bumps will take place on Monday unless the Company agrees otherwise.

     3. The above shift bump will not apply to trainees with less than six (6) months in such classification

7.21 MISCELLANEOUS -

     1. The Company and Union agree that cross training is desirable, as time permits.

     2. The Company shall keep a true seniority list and a rate list of all employees having seniority rights, which shall be open to the inspection of the Bargaining Committee at all reasonable times. A copy of the seniority list shall be given to the Chief Bargaining Committeeman once every six (6) months for posting.

     4. The Company agrees to submit to Local 155 on July 1st and January 1st of each year the following data: The name of each employee covered by this Agreement, his occupation and current hourly rate (including cost-of-living but excluding night shift premium) and the payroll period from which the data is taken. Rates of individuals that have been adjusted by other than a general or automatic increase during the previous six (6) months will be identified by an asterisk. .

7.22 PROBATIONARY EMPLOYEES - A new employee will be considered probationary for a period of sixty (60) calendar days from date of last hire.- There will be no responsibility for the


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rehiring or recalling of a probationary employee who is discharged or laid off during his probationary period. If requested, the Company will discuss the discharge or layoff with the Union.

7.23 A new employee hired as a temporary or vacation replacement will be considered as a probationary employee for the first one hundred twenty (120) days of his employment.

7.24 Immediately following his probationary period, an employee will become a seniority employee and will be entered on the seniority list of the Bargaining Unit and will rank for seniority from the date and hour of his last hire. A probationary employee will not have seniority.

7.25 TRAINEES FOR EXCLUDED POSITIONS - The Company will have the right to exempt from all seniority and wage requirements an employee enrolled for the purpose of training and experience with the expectation that such trainee ultimately will be assigned to permanent employment other than that covered by this Agreement. The total of such trainees may not exceed two (2) in number at any one time, nor may any trainee displace an employee covered by this Agreement. The Bargaining Committee shall be notified before the training begins as to the names of the trainees and when they will begin training.

7.26 TEMPORARY EXCLUDED EMPLOYEES - The Company may select a temporary supervisor without regard to seniority for a period not to exceed forty-five
(45) calendar days within a calendar year and will notify the Union in writing of the effective date of such temporary assignment. An extension of such period may be granted by mutual agreement. Where necessary, the parties may agree to more than one forty-five (45) calendar-day period in a calendar year. Such employee will not be excluded from the Bargaining Unit, and at the termination of temporary duty he will be reinstated to the job he had prior to the temporary assignment. Stewards, Committeemen, and members of the Executive Board shall be prohibited from accepting a position of temporary supervisor.

7.27 EXCLUDED EMPLOYEES

     1. For an employee promoted to an excluded status, a three (3) month period will be established beginning with the effective date of his promotion. Should he return to the Bargaining Unit on or before the end of the three (3) month period he will do so with accumulated seniority. An excluded employee who does not return to the Bargaining Unit on or before the end of the three (3) month period will forfeit all Bargaining Unit seniority and will have no right to return to the Bargaining Unit except as a new hire.

     2. An employee who has previously been promoted to an excluded status and returned to the Bargaining Unit with accumulated seniority, will forfeit all seniority with any subsequent promotion to an excluded status and will have no right to return to the Bargaining Unit except as a new hire.

     2. An employee with Bargaining Unit seniority who transfers to an excluded status in a facility other than the facility in which he holds seniority will forfeit all such seniority effective with his transfer.


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7.28 EXCLUDED PERSONNEL WORKING - Production and maintenance work shall not be performed by supervisors or by any other persons excluded from the bargaining unit, except for the purpose of performing work involving the following situations:

     1.   The instruction or training of employees.

     2. The performance of necessary work when production difficulties are encountered on a job, but such work will not displace a member of the bargaining unit. Further, when such work is done, a member of the bargaining unit will stand by for instructional purposes.

     3. The performance of research work or work of an experimental nature, or work involving special mechanical training.

     4.   The development of new processes.

7.29 SENIORITY DATE - Seniority records on file with the Company on the effective date of the signing of this Agreement will establish the seniority date of each employee. Seniority lists and recall lists shall be available at all times and be kept up to date.

7.30 LOSS OF SENIORITY - An employee will lose his seniority:

     1.   If he quits.

     2. If he is discharged for just cause and the discharge is not reversed through the Grievance Procedure.

     3. If he has been laid off and has less than ten (10) years seniority at the time of layoff, he will lose seniority when the layoff period is equal to the seniority he had at time of layoff. For those with at least ten (10) years of service, seniority will expire after ten (10) years.

     4. If he has been unable to work due to a medical leave of absence and has less than ten (10) years seniority at the time the leave begins, he will lose seniority when the leave of absence period is equal to the seniority he had at the time the leave began. For those with at least ten (10) years of service, seniority will expire after ten (10) years.

     5. If he has been on a workers compensation leave of absence and has less than ten (10) years seniority at the time the leave begins, he will lose seniority when the leave of absence period is equal to the seniority he had at the time the leave began. For those with at least ten (10) years of service, seniority will expire after ten (10) years.

     6. Failure to call in for three (3) consecutive work days will be considered as having voluntarily quit, unless such failure to call in is for good and sufficient reasons.

     7. If he fails to have his leave of absence renewed by an extension in writing before three (3) calendar days have elapsed after his leave has expired, unless such failure to secure extension of leave was for good and sufficient reason.


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     8.   If he has been laid off and is recalled to work but fails to report for work within five (5) working days from the date of signing the certified or registered letter receipt or telegram receipt, unless the Company agrees to extend this period or he will lose his seniority if the registered letter or telegram is returned as undeliverable from the last known Company address.

     9. If he accepts employment elsewhere during a leave of absence unless otherwise agreed to between the Company and the Union.

     10. On the effective date of his retirement. If an employee retired for reasons stated herein, and lost seniority in accordance with this section, and is rehired, such employee will have the status of a new employee and without seniority, and he shall not acquire or accumulate any seniority thereafter, except for the purpose of applying the provisions governing Holiday Pay and Vacation Pay.

7.31 TEMPORARY LAYOFFS - A temporary layoff due to breakdown, shortage of material or other emergency conditions may be made for a period not to exceed four (4) regular working days, without regard to seniority or shift. During such temporary layoff, an employee may not exercise seniority transfer privileges.

                        ARTICLE 8 - HOURS AND PREMIUM PAY

8.1 SCHEDULE

     1. It is recognized that to operate the plant below a forty-hour week is not desirable and therefore the Company and Union agree that if the Company's work dictates that it is necessary to schedule the work week for any plant, department or classification below forty hours, the Company may do so for not over six weeks in any calendar year (holiday weeks excluded) unless agreement is reached with the Union for an extension of this time.

     2. For the purpose of defining the weekly payroll period an employee's work week will begin on calendar Monday at the regular starting time of the shift to which the employee is assigned, except for those employees whose regular work week begins on calendar Sunday night, in which case their regular work week will begin at their regular starting time on calendar Sunday night. To improve payroll processing and accounting processes, the Company will change the pay period from "Monday through Sunday" to "Saturday through Friday. Advance discussion with the Union on the implementation date will occur.

8.2 OVERTIME

     1.   Straight time is paid for:

          a. The first eight (8) hours of work performed on Monday through Friday.

     2.   Time and one-half is paid for:

          a. The first three (3) hours of work performed over eight (8) hours Monday through Friday.

          b.   Work performed for the first eight (8) hours on Saturday.


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     3.   Double time is paid for:

          a.   Work performed over eleven (11) hours Monday through Friday.

          b.   Work performed over eight (8) hours on Saturday.

          c.   Work performed on Sunday.

          d.   Work performed on any of the paid holidays.

8.3 Although overtime work is not compulsory, the Union will not restrict overtime in any manner, and employees will cooperate when requested by the Management to perform overtime work. Individual refusal to work overtime (but not concerted refusal) will not be subject to disciplinary action.

8.4 An employee who accepts an overtime assignment on a Saturday or Sunday, and who fails to report for the assigned overtime, will be considered an absentee under the plant rules or absentee control procedure -. Overtime and premium rates of pay will not be pyramided.

8.5 Every effort will be made to arrange job assignments so that overtime may be equalized within sixteen (16) hours among employees in a classification, on the shift to which overtime becomes available. Individuals on nonstandard shift hours will be equalized together with their classification on the standard shift which contains the majority of their regular working hours. A uniform record system shall be maintained. The Company will make every effort to equalize between shifts. The employee with the lowest number of overtime hours in a classification on the shift involved shall be asked first to work overtime, provided the employee is able to perform the work assigned. A uniform record system shall be maintained. The Company will make every effort to equalize between shifts.

8.6 When possible, the Company will provide twenty-four (24) hour notification to cancel already scheduled overtime.

8.7 The Union will be notified on Thursday for Saturday scheduled overtime and on Friday for Sunday scheduled overtime. For all overtime scheduled, a Union representative will be notified of the overtime prior to employee solicitation, except in emergencies when the Union will be notified as soon as possible.

8.8 The Company will provide for at least one (1) Union representative on assignments for overtime hours on all shifts. When a Committeeman's regular job is needed on such overtime, he will be called in as the Union representative. If his regular job is not scheduled to work, he will be permitted to work on another job scheduled provided he is capable of performing such work as determined by the Plant Superintendent. In lieu of this procedure, the Union may appoint an alternate representative for the overtime in question.

8.9 Effective with the signing of the Labor Agreement, the following uniform record system will be utilized in all departments:

     1. The Company shall maintain an overtime chart, by classification, on each shift covering overtime worked in or out of an employee's classification. The chart shall be open for


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          inspection to the Bargaining Committee, and shall be reviewed quarterly between the Bargaining Committee and the Company

     2.   The Company will record overtime hours by calendar year.

     6. Overtime offered to an employee and declined will be charged as overtime worked.

     7. Overtime solicitation missed by an employee due to his absence from work will be charged as overtime worked.

     8. Overtime missed by an employee where he has accepted the overtime shall be charged as overtime worked.

     9. New seniority employees in a classification will begin to equalize overtime as of the date of permanent transfer to the new classification and shall take the amount then on record for the highest employee in the new classification.

     10. Probationary employees will begin to equalize overtime in a classification upon completion of their probationary period, and shall take the amount then on record for the highest employee in the new classification.

     8. Overtime for purposes herein shall mean all overtime made available beyond the hours the classification is scheduled.

8.10 REPORTING AND CALL-IN PAY - An employee called to work and not retained or an employee reporting for work on any scheduled day on his regularly scheduled shift without having previously notified not to report, and not retained, will receive his regular hourly rate for four (4) hours, and shall receive shift premium and premium pay on premium days. The Company may require the employee to work at a job other than his regular classification during this four (4) hour period. Alternatively, the employee may elect to leave after the call-in work is completed and the company will pay the greater of two (2) hours or actual time worked. Additionally, minimum emergency warehouse call-in pay for shipping or delivery employees is two (2) hours.

                               ARTICLE 9 - BIDDING

9.1 Bidding, and assignment to vacant or new jobs shall be based on seniority. Such a vacancy shall be posted for a period of three (3) working days during which time all active employees may indicate their desire to be considered by signing the posting provided they have been in their current classification for a period of six (6) months or more at the time of the posting. Seniority employees with less than six (6) months following their initial plant hire date will be eligible to bid for posted jobs, provided they are on the seniority list and provided they meet other contractual requirements.


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9.2 This procedure shall not prohibit the Company from hiring from the outside after discussion with the Union when employees capable of performing the necessary jobs are not available.

9.3 If an employee accepts a bid and then elects to return to their former job during probation in the new classification, they will be prohibited from bidding on any other job for a period of six months from the date they gave up the bid.
9.4 A probation period of sixty (60) calendar days shall apply from the date the job bid is awarded.

9.5 Any employee who is transferred to a classification because of his physical condition as evidenced by a medical certificate shall not be precluded from returning to his regular classification as soon as the Company doctor certifies he is able to return to that regular classification.

9.6 The Company reserves the option of posting for a qualified person in the following classifications: Cell Operators, Tool Room Machine Operator, Heat Treat Operator and Maintenance, and Maintenance. All other job bids will be awarded on Plant seniority.

9.7 TRAINING SCHEDULE - For all promotions, those employees not yet at maximum rate on Schedule 2005 will advance to the corresponding number-of-months rate for the new job and continue progressing on the chart from that point in the new classification. However, employees at maximum position or one increase away from maximum position on Schedule 2005 in their new classification on a bid up will receive their old rate for six months at which time they will be moved to maximum in their new classification.

9.8 Permanent changes in wage rates will be made effective only at the beginning of a pay period following the date as determined on Schedule 2005.

                           ARTICLE 10 - REPRESENTATION

10.1 Employees shall be represented by a Bargaining Committee of no more than three (3) members. The Bargaining Committee shall be selected from a group of nominees on the seniority list, excluding employees laid off in excess of one
(1) year, chosen pursuant to Local Union by-laws.

10.2 An agreement reached between the Management and the Bargaining Committee is binding on all workers affected and cannot be changed by an individual.

10.3 If there are employees on the night shift or shifts, they will be represented by an elected Night Steward who must be able to perform the work required. Such Night Steward shall be compensated for necessary time spent adjusting grievances in accordance with the first and second steps of the Grievance Procedure.

10.4 One (1) Committeeman to be designated "Chief Bargaining Committeeman" will be the last laid off when the work force is reduced, provided the Company has work available which he is capable of performing and he is available for such work. If the Chief bargaining Committeeman does not qualify under the above rule, the Union may designate another employee who has been assigned to such work to represent the employees for that period.


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10.5 Members of the Bargaining Committee shall be compensated during regular working hours for necessary time spent adjusting grievances, contract negotiations, including meetings with the Company. AIl Committeemen will be permitted to leave their work after reporting to their respective supervisor. It is further agreed that such Committeemen shall give the Company an accurate accounting of time lost adjusting grievances in the same manner as the job records are kept.

10.6 The Chief Bargaining Committeeman shall head the seniority list for the plant and shall work upon the day shift, provided he is capable of doing the work available. The two (2) other members of the Bargaining Committee shall head the seniority list for their respective groups, provided they are capable of doing the work available. Committeemen shall be returned to their regular standing on seniority upon termination of service on the Committee. Special seniority privileges provided for committeemen, officers and stewards apply in all cases, except recall, overtime, upgrading, vacation, and job bidding. In the event of second or third shift operations, the shift Steward shall be the last laid off and the first recalled, provided he is capable of performing the available work.

10.7 LISTING OF UNION OFFICERS - Upon the signing of this Agreement and thereafter as changes occur the International Union will notify the Company of the names of the International Representatives it is to negotiate with and the Union will furnish the plant with a list of Union or Unit officers, their Executive Committee, their Bargaining Committee, and their stewards.

10.8 BARGAINING COMMITTEE ROOM - The Bargaining Committee will be permitted to leave the Company premises to go to Local 155 offices on Union business or to meetings and receive payment for such time at straight time rate when an official request from the Local Union President is received.

10.9 FURNISHING OF CONTRACTS - The Company will furnish each employee with a copy of this Agreement.

10.10 International and Local Union Representatives other than employees of the Company shall be permitted to enter the plant if advance notice has been given to the Human Resource Department and by registering under the regular plant admission procedure. Union Representatives who are employees of the Company shall be permitted access to the premises on a shift other than their own if notice is given to the Human Resource Department or if such department is not open, by registering under the regular plant admission procedure.

10.11 UNION LEAVE OF ABSENCE - An employee appointed or elected to a full or part-time position in the International Union, United Automobile, Aerospace, Agricultural Implement Workers of America, or a Local or Unit of a Local covered by this Agreement, or any other office in the UAW will apply for and be given a leave of absence without loss of seniority until the termination of such office.

                        ARTICLE 11 - GRIEVANCE PROCEDURE

11.1 As used in this Agreement, the term "grievance" shall mean any misunderstanding, difference, or dispute between the Company and the Union, or one or more of the employees


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represented by the Union arising out of this Agreement, or any supplemental agreements thereto, or concerning or relating to the interpretation and application thereof and filed subsequent to the effective date of this Agreement.

11.2 This Grievance Procedure is divided into four levels. The Bargaining Committee may write and sign a grievance in behalf of an employee or group of employees. If the issue raised is not appropriate for resolution at the first or second level, the grievance may be referred by the Bargaining Committee directly to the 3rd level.

11.3 If, after the employee and his immediate supervisor have discussed the complaint, the matter is not resolved to the satisfaction of the employee, it may be considered a grievance and then the employee will be allowed to review his/her complaint with his/her Committeeperson without delay.

11.4 FIRST LEVEL - The grievance shall be discussed between the employee, the employee's immediate supervisor and a Union representative. If the grievance is not resolved, it shall be reduced to writing within two (2) working days, signed by the grievant, and submitted to the immediate supervisor for transmission to the Production Manager.

11.5 SECOND LEVEL - The Production Manager will, within two (2) working days of its receipt, unless otherwise agreed to, arrange a conference on the matter between himself, the immediate supervisor, the Chief Bargaining Committeeman and one other member of the Bargaining Committee for day shift grievances. A conference on night shift grievances will be arranged in the same manner between the Production Manager, the immediate supervisor, Chief Bargaining Committeeman, and the night shift Steward. The Production Manager will give a written answer to the grievance and return it to the Chief Bargaining Committeeman within twenty-four (24) hours after the conference unless otherwise agreed.

11.6 THIRD LEVEL - If a satisfactory adjustment is not reached at the 2nd level conference, the matter will, within five (5) working days after receipt of the written answer, be taken up at a meeting between the full bargaining committee and the management representative(s). The Union and the Company may have outside representatives present at this meeting.

11.7 FOURTH LEVEL- ARBITRATION - If a grievance remains unsettled after the Third Level answer by the designated representative of the Company, it may at any time within fourteen (14) days be referred to arbitration by the Union. .

11.8 If at any level of the Grievance Procedure the grievance is not referred to the next level, within the time limits set forth, it will be considered settled upon the terms of the last answer. By mutual consent, time limits at any level of the Grievance Procedure may be extended.

11.9 Any disciplinary action against an employee not previously removed from the employee's record shall become invalid after a one year period from the date the discipline was issued.

11.10 ARBITRATION RULES


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     1.   The party seeking arbitration shall within the time limits specified above request a panel of Arbitrators from the American Arbitration Association. Such panel will include nine (9) Arbitrators who will all be members of the National Academy of Arbitrators and who have been active Arbitrators in the private sector for at least ten (10) consecutive years from the date the panel is requested. The Union and Company will each have one (1) preemptory challenge of a submitted panel.

     2. The Union and Company will first attempt to mutually agree upon a selection from the panel. Should no agreement be reached, the Union and Company shall, in turn, strike an arbitrator's name until only one name remains. A single coin toss shall determine whether the Union or Company will make the first strike.

     3. The non-prevailing party shall pay the cost of the Arbitrator's services and expenses. In the event of a split decision, the Arbitrator shall make as part of his/her decision, a ruling as to how the cost of his/her services shall be apportioned. All other expenses, including but not limited to wages of the participants, witness fees, attorney's fees or cost of exhibits will be borne by the party who incurred the expense.

     4. It shall be the duty of the Arbitrator within thirty (30) days after the oral hearing is concluded to issue his/her decision in writing and to furnish a copy thereof to each of the parties. His/her decision shall be final and binding upon the parties.

     5. The Union and the Company will make available for the Arbitrator's inspection and examination such records and data which he may deem necessary to inspect or examine in order to decide the issue. In deciding a case, it shall be the function of the Arbitrator to interpret the Agreement and all Supplemental Agreements thereto and to decide whether or not there has been a violation thereof. He shall have no right to change, add to, subtract from, or modify any of the terms of this Agreement or any Supplemental Agreements thereto or to establish or change any wage rates except for newly created classifications.

11.11 TIME LIMIT FOR RETROACTIVITY - The Company will not be required to pay any claims for monies which accrue more than ninety (90) days before the date of delivering the written grievance to the first supervisor provided in the Grievance Procedure. In all cases where back wages are awarded, deduction will be made of all outside wages and/or monetary benefits including Unemployment compensation.

11.12 NOTICE OF DISCHARGES AND DISCIPLINARY LAYOFFS - Written notice of all discharges and disciplinary layoffs will be given to the Bargaining Committee before such action is to become effective. However, written notice of violation of the Attendance Program will be given to the Bargaining Committee twenty-four
(24) hours before such action is to become effective. In the absence of a written grievance within seven (7) calendar days on any of these notices, the action of the Company will be considered final.

11.13 GRIEVANCE MEETINGS - The Human Resource Manager and/or designated, authorized representatives of the Company will meet regularly with the Bargaining Committee of the Unit each week if one or more grievances or problems remain unsettled, and both parties shall make every


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effort to effect just and speedy settlement of every complaint or grievance.
When an emergency arises on a matter that cannot be handled at the regular weekly grievance meeting, the emergency shall be taken up at a special meeting agreed to by the Bargaining Committee and the Company. Meetings under this section shall be held during the regular working hours.

11.14 EMPLOYEES IN GRIEVANCE MEETINGS

     1. The Committee, upon due notice to the management, may be accompanied to meetings with the management by the Department Committeeman or Steward, upon the request of the Local Union Committee. If the Company concurs in the attendance of such an employee it shall pay him, but if the Union requests his presence without Company concurrence the Union shall pay him.

     2. It is understood that only interested parties will appear at the grievance meetings since any other arrangement would merely retard the ability to settle the grievance.

     3. When the Union desires to have present a witness or witnesses other than the Department Committeeman or Steward, they shall notify the Human Resource Manager, in writing, in advance of the grievance meetings, of the names of the proposed witnesses. If the Human Resource Manager makes no objection to the proposed witnesses they may be present and be paid by the Company for the time spent at the meeting during their scheduled working hours. If the Human Resource Manager takes objection to the presence of any of the witnesses, he shall notify the Union of his objection, but upon such notice of objection, the Union may present the witnesses but such witnesses shall be paid for by the Union. Such employees will be paid the rate in accordance with the local plant custom.

                           ARTICLE 12 - SUBCONTRACTING

12.1 The Company will continue the present practices on sub contracting. In the event of a layoff the Company will meet with the Union and discuss outside contracting with the objective of returning to a full employment level. In the event an employee is assigned to work out of classification continuously for a period of two weeks, the Company and Union will meet to discuss the situation as to the effect that outside contracting may have had, or will have on such situations, and attempt to remedy the circumstances.

                        ARTICLE 13 - NEW CLASSIFICATIONS

13.1 When a new job is created, the Company will set up a new classification and rate covering the job in question and notify the Bargaining Committee of the classification and rate it has established.

13.2 The new classification and rate will be considered temporary for a period of thirty (30) calendar days following the date of notification to the Bargaining Committee. During this period, but not thereafter, the Bargaining Committee may request the Company to negotiate a different rate for the classification. The negotiated rate, if higher than the temporary rate, shall be applied retroactively to the date of the establishment of the temporary classification and rate unless


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otherwise mutually agreed. If no request has been made by the Union to negotiate the rate within the thirty (30)day period, or if within sixty (60) days from the date of notification to the Bargaining Committee no grievance is filed concerning the temporary classification and rate, the temporary classification and rate shall become permanent.

13.3 If a grievance is filed on the temporary classification and rate the grievance shall be handled according to the Grievance Procedure outlined in this contract. If the grievance is referred to the Arbitrator, he will be empowered to determine the proper classification and/or rate for the new job, using as a basis of comparison other jobs in the plant where the dispute exists, taking into consideration the effort and/or skill required of the employee on the new job. This paragraph may not be interpreted that a dispute on a production standard is to be referred to arbitration without specific agreement by the parties in writing.

                              ARTICLE 14 - GENERAL

14.1 Employees must possess the tools of the trade.

14.2 During inventory shutdowns, employees who are not assigned to their normal jobs, will be given first opportunity to take inventory by seniority (length of service). If sufficient employees do not volunteer, then employees with least amount of plant seniority will be required to work.

14.3 The rates of pay are fixed for the life of this Agreement and the Parties will not be required to bargain under the claim of intra-plant or inter-plant inequities, or upon any other basis whatsoever, for increases in rates of pay or other benefits, fringes, or otherwise. The classifications and rates are set forth in Schedule 2005.

14.4 The Company and the Union each agrees that the other shall not be obligated to bargain collectively with respect to any subject or matter specifically referred to or covered in this Agreement, or with respect to any subject or matter not specifically referred to or covered by this Agreement.

14.5 Employees will be paid during their regular working hours as per present practice.

14.6 Upon presentation of a properly completed sickness and accident (S&A) claim form to the Human Resources Department, the Company will provide a short term loan (upon request) until the S&A payments begin.

14.7 It is the responsibility of the employee to maintain their current address and telephone number on file with the company.

14.8 Employees have the option of being paid by automatic deposit into the checking or savings account of their choice, or receiving a conventional paycheck.

14.9 The Company and Union agree that all employees have a responsibility to share knowledge as a part of their job.

14.10 The Company and Union will discuss in detail during the life of the Agreement regarding ways to improve productivity, with the goal of reducing set-up times, eliminating scrap, and increasing general plant efficiency.


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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

14.11 RECORDING OF EMPLOYMENT STATUS - A record will be kept of any action where a change is made in the employment status of an employee and in each such case the Company will furnish a copy to the Bargaining Committee and to the employee.

14.12 CHANGE OF ADDRESS - An employee will notify the Human Resource Department of any change in address and telephone number in person, by certified or registered mail, telegram, or mailgram, or by an authority countersigned by the affected employee, and will receive verification of such notification on a Company form. The extent of the Company's liability is to rely upon the last address reported to the Company. The Bargaining Committee will be given a copy of each change of address. When a recall is necessary the Company shall notify the employee by certified or registered mail. Telephone, telegram, or mailgram may be used but in such cases a certified or registered letter will be used to confirm

14.13 UNCLAIMED WAGES - Upon request by the financial officer of the Local Union, the Company will furnish at least once a year the names, last known address and the amount of unclaimed wages due to such individuals.

14.14 BULLETIN BOARDS - The Company will furnish bulletin boards for the use of the Union who may post notices which have been approved by the Bargaining Committee. Such notices shall be signed by the Chairman or Secretary of the Bargaining Committee and shall have a date for posting and a date for removal.

14.15 WORK RULES - The- Bargaining Committee will receive one week's advance notice of new rules or changes in existing rules. Any protest over the new rule will be handled through the grievance procedure.

                    ARTICLE 15 - EQUAL EMPLOYMENT OPPORTUNITY

15.1 The Company has pledged and the Union has agreed to cooperate in any and all efforts to ensure equal employment opportunity. It is understood that the word he or she as used throughout this Agreement will designate an employee.

                              ARTICLE 16 - VACATION

16.1 The qualifying vacation year shall be from July 1st to June 30th. Only employees on the seniority list on the last day in June are entitled to vacation pay.

16.2 For the purposes of this article only, an employee whose seniority falls on the first day of the month immediately following the completion of a full year of service in the bargaining unit, shall receive credit for vacation purposes for such full year of service.

16.3 Vacation will be computed on the basis of seniority on the last day of June as follows:

     1. Six months and under one year: 1 1/2% of gross earnings during the qualifying vacation year.


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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

     2. One year and under three years: 5% of gross earnings during the qualifying vacation year.

     3. Three years and under five years: 6% of gross earnings during the qualifying vacation year.

     4. Five years and under fifteen years: 7% of gross earnings during the qualifying vacation year.

     5. Fifteen years and over: 8% of gross earnings during the qualifying vacation year.

     6. In addition to the above, eligible employees will receive an additional 2/5% of gross earnings for each year of service over twenty years up to a maximum of an additional 2% of gross earnings for twenty-five years of service or more. These employees will receive vacation pay as follows:

     7. Twenty-one Years and Under Twenty-two: 8-2/5% of gross earnings during the qualifying vacation year.

     8. Twenty-two Years and Under Twenty-three: 8-4/5% of gross earnings during the qualifying vacation year.

     9. Twenty-three Years and Under Twenty-four: 9-1/5% of gross earnings during the qualifying vacation year.

     10. Twenty-four Years and Under Twenty-five: 9-3/5% of gross earnings during the qualifying vacation year.

     11. Twenty-five Years and Over: 10% of gross earnings during the qualifying vacation year.

     12. This additional vacation pay over 8% of gross earnings is for pay purposes only and is not to be equated to additional vacation time off.

16.4 Vacation pay will be paid to an employee who retires pursuant to the Pension Agreement made between the parties for the vacation year in which such employee retires. Any accumulated vacation pay will be paid as soon as practical after the effective date of retirement. Vacation pay will be paid to the estate of a deceased employee.

16.5 Employees may elect to receive their vacation pay in one check to be received by July 15, or in four quarterly payments to be received by July 15, October 15, January 15, and April 15. Employees interested in the quarterly payment option must request it by June 15 and may not change their election after that date. Those who do not request the quarterly option by June 15 will be paid out in full by July 15. No interest will be paid on monies held back for those employees requesting the quarterly payment option.


                                       25
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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

16.6 For the purpose of determining available time off, the following procedures will apply:

     1. If an employee has worked for the Company more than six (6) months prior to July 1st of the vacation year, and less than five (5) years total, he will be granted 6-2/3 hours vacation time off for each month worked for the Company since July 1st of the previous year.

     2. Employees who have more than five (5) years seniority with the Company prior to July 1st of the vacation year, will be granted 8-2/3 hours vacation time off for each month worked for the Company since July 1st of the previous year.

     3. Employees who have more than ten (10) years seniority with the Company prior to July 1st of the vacation year, will be granted 10 hours vacation time off for each month worked for the Company since July 1st of the previous year.

     4. Employees who have more than fifteen (15) years seniority with the Company prior to July 1st of the vacation year, will be granted 12-2/3 hours vacation time off for each month worked for the Company since July 1st of the previous year.

     5. Employees who have more than twenty (20) years seniority with the Company prior to July 1st of the vacation year, will be granted 15 hours vacation time off for each month worked for the Company since July 1st of the previous year.

     6. A month worked is any calendar month during which the employee works at least one half (1/2) the work days of such month. Work is defined as time spent on the job and shall include weeks during which employees are absent receiving weekly disability benefits pursuant to Supplement B of the Master Agreement up to a maximum of 52 weeks.

16.7 MAXIMUM VACATION TIME OFF PROVIDED FULL ENTITLEMENT IS EARNED:

   SENIORITY           VACATION TIME OFF
As of June 30th   For Year Starting July 1st
---------------   --------------------------
    6-Months               10 days
    5-Years                13 days
    10-Years               15 days
    15-Years               19 days
    20-Years               23 days*

* indicates rounding up since vacations are taken only in full day increments.

16.8 EXTRA FIVE DAY UNPAID VACATION BLOCK - Employees with at least fifteen (15) years of seniority prior to the start of the vacation year will be allowed to take five (5) extra unpaid vacation days during the year, provided that (a) they must be used as a full week block of five consecutive days, and (B) they cannot be requested until all paid vacation has been used.


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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

16.9 The Company reserves the right to schedule vacation time off, provided there shall be no discrimination and seniority will be a factor. Employees submitting vacation request for the next vacation year prior to May 15 will be given preference on the basis of classification seniority. For vacation requests made after May 15, the originally scheduled vacation takes precedence over seniority. Vacation time off requests must be in eight (8) hour increments. The intent of the above is that as many as possible schedule vacation time off before May 15 and those that do shall have preference by seniority; those that schedule later than May 15 shall not be allowed to use seniority as a means of bumping those who schedule before May 15.

16.10 Vacation shutdowns will be announced prior to May 1 of any year scheduled.

16.11 All vacation time off requests must be submitted by the end of the regular shift time the scheduled work day prior to the start of the desired vacation, except that five days of employee vacation time off will be designated as "short notice vacation time off days." These short notice time off vacation days may be requested no later than the starting time of the scheduled shift on the day of the vacation, provided that no short notice vacation time off days may be requested on any of the last five regularly scheduled working days of any calendar month, or the day prior to any paid holiday, or any of the days scheduled for annual plant inventory. Employees calling in for short notice vacation time off days prior to the shift start must either speak directly with a supervisor, or leave a clear message including their name, department, and exactly what day(s) are requested on the supervisor's voice mail.

                           ARTICLE 17 - PAID HOLIDAYS
                                  PAID HOLIDAYS

17.1 An employee with seniority will be paid for the following holidays:

1.  First Year Of Contract (14 Holidays)
----------------------------------------
(1)  Monday, July 4, 2005                             Independence Day
(2)  Monday, September 5, 2005                        Labor Day
(3)  Thursday, November 24, 2005                      Thanksgiving Day
(4)  Friday, November 25, 2005                        Day After Thanksgiving
(5)  Friday, December 23, 2005                        In lieu of Christmas Eve
(6)  Monday, December 26, 2005                        In lieu of Christmas Day
(7)  Tuesday, December 27, 2005                       Shutdown Day #1@
(8)  Wednesday, December 28, 2005                     Shutdown Day #2@
(9)  Thursday, December 29, 2005                      Shutdown Day #3@
(10) Friday, December 30, 2005                        In lieu of New Years Eve
(11) Monday, January 2, 2006                          In lieu of New Years Day
(12) Monday, January 16, 2006 (or Floating Holiday)   Martin Luther King Day or FH*
(13) Friday, April 14, 2006                           Good Friday
(14) Monday, May 29, 2006                             Memorial Day

*   FH must be requested in writing 2 days in advance.

2. Second Year of Contract (14 Holidays)
----------------------------------------
(1)  Tuesday, July 4, 2006                            Independence Day
(2)  Monday, September 4 2006                         Labor Day


                                       27

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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

(3)  Thursday, November 23, 2006                      Thanksgiving Day
(4)  Friday, November 24, 2006                        Day After Thanksgiving
(5)  Friday, December 22, 2006                        In lieu of Christmas Eve
(6)  Monday, December 25 2006                         Christmas Day
(7)  Tuesday, December 26, 2006                       Shutdown Day #1@
(8)  Wednesday, December 27, 2006                     Shutdown Day #2@
(9)  Thursday, December 28, 2006                      Shutdown Day #3@
(10) Friday, December 29, 2006                        In lieu of New Years Eve
(11) Monday, January 1, 2007                          New Years Day
(12) Monday, January 15, 2007 (or Floating Holiday)   Martin Luther King Day or FH*
(13) Friday, April 6, 2007                            Good Friday
(14) Monday, May 28, 2007                             Memorial Day

*    FH must be requested in writing 2 days in advance.

3. Third Year of Contract (14 Holidays)
---------------------------------------
(1)  Wednesday, July 4, 2007                          Independence Day
(2)  Monday, September 3, 2007                        Labor Day
(3)  Thursday, November 22, 2007                      Thanksgiving Day
(4)  Friday, November 23, 2007                        Day After Thanksgiving
(5)  Monday, December 24, 2007                        Christmas Eve
(6)  Tuesday, December 25, 2007                       Christmas Day
(7)  Wednesday, December 26, 2007                     Shutdown Day #1@
(8   Thursday, December 27, 2007                      Shutdown Day #2@
(9)  Friday, December 28, 2007                        Shutdown Day #3@
(10) Monday, December 31, 2007                        New Years Eve
(11) Tuesday, January 1, 2008                         In lieu of New Years Day
(12) Monday, January 21 2008 (or Floating Holiday)    Martin Luther King Day or FH*
(13) Friday, March 21, 2008                           Good Friday
(14) Monday, May 26, 2008                             Memorial Day

*    FH must be requested in writing 2 days in advance.

@    Note: Shutdown Days 1, 2, and 3 are subject to rules of special scheduling.

17.2 Employees who qualify under the provisions set forth in this Article will be paid eight (8) hours straight-time pay exclusive of night shift and overtime premiums for each such holiday. In the case of an incentive worker, the employee's average rate exclusive of night shift and overtime premium for the week in which the holiday falls will be used. For holidays which comprise the Christmas Holiday Period, the incentive worker's average rate exclusive of night shift and overtime premium for the last full week immediately preceding the shutdown period will be used.

17.3 HOLIDAY ELIGIBILITY REGULATIONS WHICH APPLY ONLY TO PAID HOLIDAYS OTHER THAN THE CHRISTMAS HOLIDAY PERIOD

     1. An employee must work at least twenty-three and one-half (23 1/2) hours during a work week in which a holiday falls (fifteen and one half (15 1/2) hours in a week in which two (2) holidays are celebrated during the regular five (5) day work week.


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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

     2. Regular working hours during a holiday week excluding the paid holiday itself, in which the plant is shut down will be credited toward fulfilling the twenty-three and one-half (23 1/2) hour requisite in determining eligibility for holiday pay, or: seniority employees on layoff or approved leave of absence when the holiday occurs who return to work following the holiday but during the week in which the holiday falls shall receive pay for such holiday.

     3. Notwithstanding the provisions above, seniority employees who have been laid off but who worked in the work week in which the holiday falls, or the work week prior to the week in which the holiday falls, shall receive pay for such holiday.

17.4 HOLIDAY ELIGIBILITY REGULATIONS WHICH APPLY ONLY TO THE CHRISTMAS HOLIDAY PERIOD

     1. An employee on approved Personal Leave of Absence or an employee on an Illness Leave of Absence, who is cleared by his doctor to return to work during the Christmas holiday period, shall be eligible for paid holidays for which he was available for work, providing he works his first scheduled work day following the holiday period.

     2. Seniority employees on layoff during the Christmas Holiday Period, but who worked in the work week in which the Christmas Holiday Period begins, or in the first, second, third or fourth work week prior to the week in which the Holiday Period begins, will receive holiday pay for each of the holidays in the Holiday Period, provided they work on their last scheduled work day.

     3. An employee on layoff during the Christmas holiday period who is scheduled to return to work during the week in which the holiday period ends shall be eligible for paid holidays which fall in such week providing he works his first scheduled work day in such week.

     4. The twenty-three and one half (23 1/2) hours of work requirement does not apply to the Christmas holiday periods.

     5. Employees must work the last scheduled work day in the week immediately preceding the shutdown period and the first scheduled work day in the week immediately following the shutdown period. An employee will be expected to work his entire scheduled shift on these two days. Time not at work due to emergency or due to causes beyond the control of the employee may merit consideration at the discretion of the Company.

     6. A seniority employee absent without approval of his supervisor on either the last scheduled working day prior to or the next scheduled working day after a Christmas holiday period, shall be ineligible for pay for two (2) of the holidays in the Christmas holiday period, but shall, if otherwise eligible, receive pay for the remaining holidays in the Christmas holiday period. The two (2) days of ineligibility are designated to be the two (2) days closest to the day in which the employee was absent.


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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

     7. If an employee is scheduled for and accepts an assignment to work on a Saturday or Sunday immediately prior to a day of holiday such assignment shall be considered to be his last scheduled work day.

     8. The parties to this Agreement recommend the exchange of paid holidays, on a voluntary local basis, in those cases where some work has to be performed during the Christmas holiday period.

     9. The requirement that an employee work the first scheduled work day in the week immediately following the holiday period shall not apply to an employee who retires with a January 1 effective date.

17.5 CHRISTMAS HOLIDAY PERIOD

     1. In order for employees to have maximum time off during the Christmas holiday period, employees will be called in to work only in emergencies on the following days which are not paid holidays under this Agreement:

               Saturday, December 31, 2005
               Sunday, January 1, 2006
               Saturday, December 30, 2006
               Sunday, December 31, 2006
               Saturday, December 29, 2007
               Sunday, December 30, 2007

     2. An employee shall not be disqualified for holiday pay if he does not accept work on such days. This statement does not apply to employees on necessary continuous seven day operations.

     3. It is the purpose of the Holiday Pay provisions of this Agreement to enable eligible employees to enjoy the specified holidays with full straight-time pay. If, with respect to a week included in the Christmas holiday period an employee supplements his Holiday Pay by claiming and receiving an unemployment compensation benefit, or claims and receives waiting period credit, to which he would not have been entitled if his Holiday Pay had been treated as remuneration for the week, the employee shall be obligated to pay to the Corporation the lesser of the following amounts: (A) an amount equal to his Holiday Pay for the week in question, or (B) an amount equal to either the unemployment compensation paid to him for such week or the unemployment compensation which would have been paid to him for such week if it had not been a waiting period. The Corporation will deduct from earnings subsequently due and payable the amount which the employee is obligated to pay as provided above.

17.6 HOLIDAY ELIGIBILITY REGULATIONS WHICH APPLY TO BOTH THE CHRISTMAS HOLIDAY PERIOD AND TO OTHER PAID HOLIDAYS

     1.   An employee must have seniority as of the date of the holiday.


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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

     2. Only emergency crews will be worked on a holiday unless otherwise agreed prior to a holiday. An employee working on a holiday will be paid holiday pay under this section and in addition will be paid double time for hours worked on the Holiday. Notwithstanding the provisions above, an employee scheduled to work and accepting a work assignment on any of the listed holidays but failing to report for and to perform work will not receive pay for the holiday.

     3. When an employee is eligible for holiday pay and also for a Weekly Disability Benefit for the same day, the Disability Benefit less any applicable Workers' Compensation Benefit will be paid and the excess of holiday pay over the Disability Benefit or Workers' Compensation Benefit, whichever is greater, will be paid as soon as practicable in the form of make-up holiday pay.

     4. In the event a holiday falls within an employee's approved vacation period, he shall be paid for that holiday in addition to his vacation pay.

     5. Approved time off for jury duty service, short-term military service and funeral leave will be considered as hours worked for holiday pay eligibility purposes.

     11. Notwithstanding the provisions above, seniority employees who have gone on an approved leave of absence during the work week prior to, or during the work week in which the holiday falls, shall receive pay for such holiday.

17.7 SPECIAL CHRISTMAS HOLIDAY PROCEDURES - The following will apply to up to three holidays that fall between Christmas and New Years Eve, provided the Company posts a tentative work crew roster by December 10th:

     1. Employees will be voluntarily solicited by classification to perform necessary work during the holiday period.

     2. Employees working during this period shall be given the option to receive either double time pay or straight time pay with an equal amount of floating holidays to be taken with two (2) days notice at any time up to December 24th of the following year. If these floating holidays are not utilized they will be paid in lieu of time off in the first full pay period of the following calendar year.

     3. Employees working during this period will be required to work in other classifications if the need arises.

     4. Restrictions of overtime sharing within classifications will be waived for this holiday period.

     5. If an emergency situation arises that requires additional manpower, the Company will attempt to contact the employee within the needed classifications on the basis of seniority. If no additional help can be obtained through this procedure, the Company reserves the right to use salaried employees to do the required work.


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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

     6. A tentative work crew roster will be completed by December 10 of each year preceding the holiday period and the Union will be informed.

                          ARTICLE 18 - BEREAVEMENT PAY

18.1 When death occurs in his immediate family (current spouse, parent, stepparent, parent or stepparent of current spouse, child, stepchild, brother, stepbrother, sister, stepsister, grandparents, grandparents of current spouse, grandchild, step grandchild) an active employee with seniority, on request, will be excused for up to three (3) regularly scheduled days of work during the three
(3) days (excluding Saturdays, Sundays and paid holidays) immediately following the death. After making written application within 30 days following the death, the employee shall receive 24 hours pay. Days of layoff, leave of absence, and short-term military duty are days for which the employee is not entitled to Bereavement Pay.

18.2 When a death occurs prior to or during a vacation which is scheduled, up to one week of vacation shall be cancelled and rescheduled, should the employee so desire.

18.3 Payment shall be made at the employee's regular straight-time hourly rate at the time of the death. Time thus paid will not be counted as hours worked for purposes of overtime.

18.4 Bereavement Pay will be paid in instances involving stillborn birth after seven months.

18.5 When the date of the funeral or memorial service is outside the initial three-day period following the death, the employee may have his excused absence from work delayed until the period of three normally scheduled working days, which includes the date of the funeral.

18.6 In the event an employee is granted a leave of absence because of the illness of a member of his immediate family and such family member dies within the first seven (7) calendar days of the leave, the requirement that the employee otherwise would have been scheduled to work will be waived.

                         ARTICLE 19 - PAY FOR JURY DUTY

19.1 Any employee with seniority who is called to and reports to qualify or serve on Jury Duty (including coroner's juries) or who is subpoenaed to appear as a witness, shall be paid the difference between his regular wages for the number of hours, up to eight (8) that he otherwise would have been scheduled to work -and the money he receives for each day partially or wholly spent in performing the duties of a juror or a witness, if the employee otherwise would have been scheduled to work for the Company. In order to receive payment under this section, an employee must give the Human Resources Department prior notice that he has been summoned or subpoenaed and must furnish satisfactory evidence of the summons or subpoena and the fact that he reported and as a result lost time on the days for which he claims such payment.

19.2 An employee who is subpoenaed to serve as a witness in a Federal or State court of law in the state in which he is working or residing will not be eligible for pay under this article If he:

    a) is called as a witness against the Company or its interests; or


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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

     b) is called as a witness on his own behalf in an action in which he is a party; or

     c) voluntarily seeks to testify as a witness; or

     d) is a witness in a case arising from or related to his outside employment or outside business activities.

19.3 An employee assigned to the third shift will not be required to work on the shift immediately preceding the time such employee is to report or if the hours scheduled or the distance to be traveled substantially results in such employee losing the scheduled workday prior to or following the day of duty, such employee will be paid his regular wages for such day. An employee assigned to the first shift, and an employee assigned to the second shift will not be required to work on the day such employee is to report.

       ARTICLE 20 - SHORT-TERM MILITARY DUTY PAY AND RE-EMPLOYMENT RIGHTS

20.1 An employee with one or more years of seniority who is called to and performs short-term active duty of thirty (30) days or less, including annual active duty for training, as a member of the United States Armed Forces Reserve or National Guard shall be paid by the Company for each day partially or wholly spent in performing such duty, if the employee otherwise would have been scheduled to work for the Company and does not work, an amount equal to the difference, if any, between the employee's regular straight-time hourly rate on the last day worked and his daily military earnings (including all allowances except for rations, subsistence and travel). The Company's obligation to pay an employee for performance of military duty under this Section is limited to a maximum of ten (10) scheduled working days in any calendar year, except that short term active duty for call-outs by state or federal authorities in case of public emergency shall be limited to a maximum of thirty (30) scheduled working days in any calendar year.

20.2 In order to receive payment under this Section an employee must give the Company prior notice where possible of such military duty and upon his return to work must furnish the Company with a statement of his military pay while on such duty.

20.3 RE-EMPLOYMENT RIGHTS AND BENEFITS FOR EMPLOYEES IN MILITARY SERVICE Any employee who enters into the Armed Forces of the United States under existing Federal Regulations shall be granted a leave of absence and will be accorded reinstatement rights as provided by the applicable laws then in force. While in military service, the Company agrees to continue, at the option of the employee, the same Hospital-Surgical-Medical-Drug coverage for dependents of the employee as the Company furnishes to other employees in the Bargaining Unit from which he left. For this coverage the employee will pay the Company the actual Company rate. The maximum time limit for continuance of this insurance is three (3) years.

                     ARTICLE 21 - PERSONAL LEAVE OF ABSENCE

21.1 An employee shall be granted a personal leave of absence provided such leave is for good and sufficient cause as determined by the Company and is approved by the Company, and

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

such employee will accumulate seniority during such leave. Such leave will be for a period not to exceed six (6) months with the privilege of requesting an extension.

                      ARTICLE 22 - MEDICAL LEAVE OF ABSENCE

22.1 An employee with seniority who is unable to work because of injury or illness shall be granted a sick leave of absence with accumulated seniority for the duration of the disability but not to exceed six (6) months without renewal.

22.2 A medical leave of absence for injury or illness must be substantiated, with satisfactory evidence of the employee's condition, as soon as possible but no later than time required in Section 7.30. The Company will, however, consider extenuating circumstances which prevent the timely submission of such evidence, on an individual basis.

22.3 Medical leaves of absence may be granted in accordance with the disability plan.

                         ARTICLE 23 - ON THE JOB INJURY

23.1 An - employee who is injured on the job for whom first aid is inadequate but a doctor's care is required will, on the initial day of medical treatment, be provided transportation to and from the doctor's office or hospital.

23.2 If the employee, in the opinion of the doctor, is able to return to work for the balance of his shift he shall do so; if the doctor or the Company excuses him for the balance of the shift he may go home.

23.3 An employee who must leave the plant for medical attention as described above, shall be compensated at his regular rate of pay, up to a maximum of the balance of the shift.

23.4 Employees who are able to return to work but need subsequent medical attention shall be paid for time actually lost as provided above if such care occurs during their regularly scheduled working hours. The question of the necessity for such re-visits shall be determined by the attending physician. The employee will make every effort to schedule such visits outside of normal working hours.

23.5 A Union Representative will be notified and may be present when a Workers' Compensation claim is discussed with an employee during regular working hours on the Company premises.

23.6 If such lost time occurs on a Saturday, Sunday or a holiday for which he is scheduled to work, the employee shall be paid on the basis of premium pay applicable for that day.

                         ARTICLE 24 - SAFETY AND HEALTH

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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

24.1 The Company will conduct its plant and office in such a manner that they will meet the requirements of workplace inspection laws and other laws for protection of the health and safety of employees.

24.2 A Safety Committee shall be set up. This committee shall consist of the following Company and Bargaining Unit persons: (1) Bargaining Unit: At least one member of the Plant Committee, and at least one person from the Maintenance Department. (2) Management: The Plant Manager will Chair the Committee, and the Human Resources Manager and at least one Engineer will participate. The Committee will meet monthly.

24.3 The Safety Committee shall be paid at their regular hourly rate for such time as may be necessary to investigate and meet on safety issues. Company and Union Safety Committee representatives may accompany Government Health and Safety inspectors - on plant inspection tours.

24.4 Upon request of the Safety Committee, the Company will make available copies of reports concerning Health and Safety matters. The Company will provide copies of the OSHA "Log of Occupational Injuries and Illnesses," as it is now constituted, to the designated Union Safety Representative.

24.5 An employee who believes he is working on an unsafe machine or operation shall report such condition to his supervisor immediately. When required by OSHA, the Company will provide physical examinations and other appropriate tests for employees who are exposed to potentially toxic agents or materials, at no cost to the employees.

24.6 Any disagreement or dispute relating to safety and/or health which cannot be resolved by the Safety Committee may be treated as a grievance and processed through the regular grievance procedure. When written notice is given that a grievance based upon an alleged violation of this article, has not been satisfactorily settled in the First Level, it shall be placed immediately in the last level of the local agreement's Grievance Procedure, involving the local management, local committee and the International Union Representative.

24.7 The Company shall provide the necessary or required personal protective equipment, devices and clothing at no cost to employees in accordance with present local practice.

24.8 A Hazardous Communication Program (HCP) has been developed that adopts the OSHA Standards regarding hazardous materials in the workplace, and the employees' right to know the contents and safe handling procedures of such materials. (OSHA Standard 1910.1200 Hazard Communication.) The Safety Committee will review the HCP Program and make recommendations for necessary updates and improvement on an annual basis.

24.9 The Company will provide protective gloves at various safety stations for use when assisting injured employees, in accordance with OSHA standard.

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

                             ARTICLE 25 - INSURANCE

25.1 The Medical Insurance Options are shown below. The Company will continue to offer the traditional plan and the HMO plan with no changes in benefit levels. The Company reserves the right to change carriers and/or administrators. Employees will pay the weekly contributions shown below or the indicated percentage of the monthly premium, whichever is less (see Addendum 1 and Addendum 2).

     1. HEALTH ALLIANCE PLAN (HAP) - with the following maximum weekly employee contributions:

                 YR1 (6-6-05 TO 6-4-06)   YR2 (6-5-06 TO 6-3-07)   YR3 (6-4-07 TO 6-1-08)
                 ----------------------   ----------------------   ----------------------
Single HAP:              $15.42                   $22.17                   $25.49
Couple HAP:              $35.47                   $50.98                   $58.63
Family HAP:              $40.10                   $57.64                   $66.29

     2. ANTHEM BCBS HEALTH PLAN - with the following maximum weekly employee contributions:

                 YR1 (6-6-05 TO 6-4-06)   YR2 (6-5-06 TO 6-3-07)   YR3 (6-4-07 TO 6-1-08)
                 ----------------------   ----------------------   ----------------------
Single Anthem:           $17.73                   $25.49                   $29.31
Couple Anthem:           $35.47                   $50.98                   $58.63
Family Anthem:           $51.43                   $73.92                   $85.01

25.2 The schedule of benefits for each plan will be fixed for the life of the agreement, and will be made available to employees at annual open enrollment. The above plans are subject to availability from the carrier.

25.3 OPT OUT BONUS - Employees may elect to decline health care coverage, with proof of alternate coverage, and will receive fifty dollars ($50.00) per month from the Company.

25.4 The Dental Insurance options are shown below. The Company will continue to offer the current schedule of benefits under Delta Dental. The Company reserves the right to change carriers or administrators. Employees will pay the weekly contributions shown below:

                 YR1 (6-6-05 TO 6-4-06)   YR2 (6-5-06 TO 6-3-07)   YR3 (6-4-07 TO 6-1-08)
                 ----------------------   ----------------------   ----------------------
Single Dental:            $1.67                    $1.92                    $2.21
Couple Dental:            $2.83                    $3.25                    $3.74
Family Dental:            $4.83                    $5.56                    $6.39

Benefits include annual maximum of $1,000 per patient; Deductible $25 single or $75 family per year; Orthodontic lifetime maximum $1,200; preventive and diagnostic services not subject to deductible at 100% of reasonable and customary fee; Basic Restorative Services 80/20 co-pay; Crowns 50/50 co-pay; Prosthodontics 50/50 co-pay; Child Orthodontia 50/50 co-pay.

25.5 RETIREE INSURANCE

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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

     1. VEBA - The current VEBA plan and contribution level will be maintained for the life of the Agreement.

     3. HEALTH AND LIFE INSURANCE - Eligible employees with pension credited service dates on or before January 1, 1991 will be eligible for retiree health and life insurance; others none. Surviving spouse pensions will include health insurance on the survivor and/or eligible children provided they were insured under the retiree group insurance plan at the time of the retiree's death. Surviving spouse insurance terminates should the eligible survivor re-marry.

     4. DENTAL INSURANCE - Eligible employees with pension credited service dates on or before January 1, 1991 will be eligible for retiree dental coverage for the employee only (no dependent coverage) for a period of two years following the date of retirement.

     5.   CONTRIBUTION - No weekly premium contribution for eligible retirees.

     6. CARRIER - retirees may participate in any plan offered to active employees, subject to availability from the carrier.

25.6 DISABILITY

     1. SICKNESS AND ACCIDENT (S&A) PLAN - The Company will provide a disability plan that provides a benefit of 66-2/3% of an employee's base pay to a maximum of $450 weekly, for a maximum benefit of twenty-six (26) weeks. The weekly maximum will increase during the life of the contract as shown below:

December 6, 2004   $450
June 6, 2005       $475
June 5, 2006       $485
June 4, 2007       $500

     2. LONG TERM DISABILITY PLAN - The Company will also provide a long term disability plan that provides a weekly benefit of fifty percent (50%) of an employee's weekly base pay to a maximum of $450 weekly, for a maximum benefit period of twenty-four (24) months. The weekly maximum will increase during the life of the contract as shown below:

December 6, 2004   $450
June 6, 2005       $475
June 5, 2006       $485
June 4, 2007       $500

25.7 CONTINUATION OF INSURANCE BENEFITS WHILE LAID OFF OR ON DISABILITY

     1. WHILE ON LAYOFF - Life, AD&D, health, and dental insurance will continue while on layoff for the length of the layoff, or for six (6) months maximum.

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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

     2. WHILE DISABLED - Life, AD&D, health and dental insurance will continue for the length of the disability or for thirty (30) months maximum.

25.8 LIFE INSURANCE - The company will provide to eligible employees, forty thousand dollars ($40,000) of group term life insurance and forty thousand dollars ($40,000) of group accidental death and dismemberment insurance on the employee only. The life insurance and AD&D will increase during the life of the contract as shown below:

December 6, 2004   $40,000
June 6, 2005       $45,000
June 4, 2007       $50,000

25.9 OPTIONAL DEPENDENT LIFE INSURANCE - Eligible employees may purchase optional dependent life insurance for their spouse and eligible children who are at least fourteen days old, at rates determined by the carrier, in one of the following two options: (1) Ten thousand dollars ($10,000) group term life on spouse, and four thousand dollars ($4,000) group term life on each eligible dependent child, or (2) Five thousand dollars ($5,000) group term life on spouse, and two thousand dollars ($2,000) on each eligible dependent child. Premiums will be paid through payroll deduction for active employees, and employees on layoff or sick leave may continue optional dependent life insurance coverage by paying the required premiums, for as long as their benefit eligibility status continues according to the carrier.

25.10 EMPLOYEE ELIGIBILITY - New hires will become eligible for health, dental, disability, life, optional dependent life, and ad&d, provided they are a full time active employee, and provided they qualify according to plan rules, and provided they make any required employee contribution or premium payments, on the first calendar day of the month following completion of sixty (60) calendar days of employment. Should the employee be disabled or otherwise ineligible on this date all group insurance effective dates will be postponed until the employee is in active status and has returned to work. All full time hourly bargaining unit Employees are eligible for group insurance. Temporary and part time employees who do not acquire seniority are not eligible.

25.11 DEPENDENT ELIGIBILITY - Dependents are eligible for health, dental, and optional dependent life insurance, provided they qualify according to plan rules, and the employee makes any required dependent contribution or premium payments. The employee's spouse and unmarried dependent children (including adopted children and step-children in the household) until the end of the calendar year in which such children attain twenty-five (25) years of age, provided that any child over nineteen (19) years of age must legally reside with or be a member of the household of the employee (or may reside elsewhere provided a court order requires the employee to provide medical care for the child) and must be dependent upon the Employee within the meaning of the Internal Revenue Code of the United States, and must be a full time student. Dependents hospitalized on the dependent health insurance effective date will not be covered in the Group until they are released from the hospital and no longer under a physician's care, and able to carry on the regular and customary activities of a healthy person of the same age and sex.

25.12 STATUS CHANGES - Employees are required to notify human resources of any eligibility status changes (i.e. divorce, marriage, birth of child, etc) immediately. Failure to do so within thirty

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FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

(30) calendar days may jeopardize eligibility for group insurance benefits, and could invalidate claims paid in error.

25.13 BENEFICIARY - Employees are required to keep an up-to-date beneficiary election on file in human resources, and to notify immediately of any change.

25.14 SUMMARY PLAN DESCRIPTIONS - Summary plan descriptions will be provided from time to time by the Company or by the carrier, as required by law.

25.15 FLEXIBLE SPENDING ACCOUNTS - The Company will make available to employees, provided it is allowable under law, a flexible spending account for (1) qualified health expenses and (2) qualified dependent care expenses. Both of these accounts are optional, and require employee pre-tax contributions which are forfeited following the calendar year if expenses submitted for reimbursement are less than the amount contributed. Details of the plans will be provided annually to employees for their consideration at open enrollment time.

                            ARTICLE 26 - 401(K) PLAN

26.1 The Formsprag 401(k) plan will be continued for the life of the Agreement and a Summary Plan Description will be distributed to employees.

26.2 SPECIAL 401(k) Contribution For Pension Participants - One thousand dollars ($1,000) will be deposited into the 401K account of each pension participant on November 1, 2007 to coincide with the freezing of the basic pension benefit in
Article 27. This special Contribution is immediately 100% vested.

26.3 ONGOING PARTICIPATION IN 401(k) PLAN FOR PENSIONERS - Beginning November 1, 2007 each pension participant that had their basic benefit frozen as shown in
Article 27 will also be given a two percent (2%) Company Contribution in their 401(k) plan each anniversary date. The first contribution will include the time period from November 1, 2007 until the first anniversary date following November 1, 2007; thereafter, the contributions will be annually on the anniversary date. All employees with three or more years of service are immediately 100% vested in these Contributions.

26.4 NEW HIRES and 401(k): All employees hired on or after December 3, 2001 will participate in the Company's 401(k) plan in lieu of participating in the pension plan. These employees will receive lump sum contributions on their anniversary date to their 401(k) accounts as follows:

     1. ANNIVERSARY OF COMPLETING FIRST YEAR OF EMPLOYMENT - One percent (1%) of employee's gross earnings.

     2. ANNIVERSARY OF COMPLETING SECOND YEAR OF EMPLOYMENT - One and one-half percent (1.5%) of employee's gross earnings.

     3. ANNIVERSARY OF COMPLETING THIRD YEAR OF EMPLOYMENT - Two percent (2.0%) of employee's gross earnings.

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

     4. EACH ANNIVERSARY OF COMPLETING A YEAR THEREAFTER - Two percent (2.0%) of employee's gross earnings.

     5. VESTING - The above Company contributions will vest at the end of the employee's third year of continuous employment. At this time they will be 100% vested.

                              ARTICLE 27 - PENSION

27.1 The Pension Plan will be continued, with the following modifications, for the life of the Agreement and Summary Plan Descriptions will be distributed to employees.

27.2 BASIC BENEFIT - $32.50. Freeze additional accumulation of pension benefit service on October 31, 2007. Additional service still counts toward meeting supplement service milestones.

27.3 EARLY RETIREMENT SUPPLEMENT - maintained for all employees whose pension credited service date is January 1, 1991 or earlier. Eliminated for all other employees.

27.4 INTERIM SUPPLEMENT - maintained for all employees whose pension credited service date is January 1, 1991 or earlier. Eliminated for all other employees.

27.5 MEDICARE BENEFIT - maintained for all eligible employees on the seniority list as of the December 3, 2001.

27.6 SURVIVOR PENSION BENEFIT OPTION - maintained for all eligible employees on the seniority list as of December 3, 2001.

27.7 SPECIAL EARLY PENSION BENEFIT OPTION - maintained for all eligible employees on the seniority list as of December 3, 2001.

27.8 TEMPORARY BENEFIT SUPPLEMENT (Part of Special Early) - Eliminated.

                               ARTICLE 28 - WAGES

28.1 WAGES

     1. FIRST YEAR OF CONTRACT - There will be a seven hundred fifty ($750) lump sum ratification bonus to be paid to all seniority employees by June 17, 2005. Employees hired before ratification date but yet on the seniority list will only receive the bonus if they complete their probationary period with the Company.

     2. SECOND YEAR OF CONTRACT - There will be a lump sum wage payment equal to two percent (2%) of gross earnings for the prior fifty-two (52) week period ending June 4, 2006, to be paid to all eligible employees on the seniority list by June 26, 2006.

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

     3. THIRD YEAR OF CONTRACT - There will be a lump sum wage payment equal to two percent (2%) of gross earnings for the prior fifty-two (52) week period ending June 3, 2007, to be paid to all eligible employees on the seniority list by June 25, 2007.

28.2 COLA

     1. PAYOUT OF COLA - All accumulated COLA through June 5, 2005 will be paid out to eligible employees by June 17, 2005.

     2.   Further COLA is eliminated from the Contract.

28.3 RATE SCHEDULE AND CLASSIFICATIONS - The rates and classifications at Formsprag are shown on Schedule 2005. Effective June 6, 2005 the schedule will be recomputed showing four years from minimum to maximum. New rates to be effective for all work performed on or after June 6, 2005.

                       Article 29 - TRANSFER OF AGREEMENT

29.1 This Agreement shall be binding upon the Company and/or the Union successors, assigns or transferees.

                        Article 30 - SEPARABILITY CLAUSE

30.1 In the event that any of the provisions of this Agreement shall be or become invalid or unenforceable by reasons of any Federal or State Law or Executive Order now existing or hereafter enacted, such invalidity or unenforceability shall not affect the remainder of the provisions of this Agreement. In addition, the parties may agree upon a replacement from the affected provision(s). Such replacement provision(s) shall become effective immediately upon agreement of the parties, without the need for further ratification by the Union membership, and shall remain in effect for the duration of this Agreement.

                            Article 31 - TERMINATION

31.1 The foregoing constitutes an agreement between the Company and the Union. It is to become effective June 6, 2005, the date of the Monday following ratification and to continue in effect until 12:01 a.m., June 2, 2008. If either party desires to modify, amend, or terminate the Agreement, it shall give at least sixty (60) days written notice to the other party before 12:01 a.m., June 2, 2008.

31.2 If neither party serves notice of modification, amendment, or termination, the Agreement shall continue beyond 12:01 a.m., June 2, 2008, subject to sixty
(60) days written notice of modification, amendment, or termination.

31.3 This Agreement replaces all Company agreements, supplements, and amendments.

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

30.4 In witness whereof, the parties have on the 6th day of June, 2005, caused this Agreement to be signed by their duly authorized representatives.

FOR THE UNION:                          FOR THE COMPANY:


-------------------------------------   ----------------------------------------
Bob Hecker                              David Ebling
VP - UAW Local 155                      General Manager


-------------------------------------   ----------------------------------------
Dennis Krol                             Tim McGowan
Plant Chairman                          VP - Human Resources


-------------------------------------   ----------------------------------------
Clay Farley                             Ed Novotny
Committeeman                            VP - Operations


-------------------------------------   ----------------------------------------
Ralph Thomas                            Gary Simpler
Committeeman                            Shawe & Rosenthal, LLP


                                        ----------------------------------------
                                        Kirby Smith
                                        Mgr - Human Resources


                                        ----------------------------------------
                                        Donna Packer
                                        Mgr - Human Resources


                                        ----------------------------------------
                                        David Meeker
                                        Finance Mgr.

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

                                  LETTER NO. 1

                                                                    June 6, 2005

To: Mr. Bob Hecker
    and Formsprag Bargaining Committee

Re: Equal Opportunity Program

Dear Mr. Hecker:

     All employees are encouraged to contribute and grow to the limit of their desire and ability by the use of the Company training and education programs, and tuition assistance programs which are to be administered without regard to race, religion, color, sex, age, national origin, disabled veterans, veterans of the Vietnam era, or certified physical or mental disability.

     Recruitment of new employees is to be conducted in a manner to assure full equal employment opportunities, and all decisions on employment are to be based on this principle of equal employment opportunity.

     As new developments take place regarding equal employment matters, the information will be communicated to all local management and union bargaining committees and our employees as rapidly as possible.

     We agree to review and discuss ways and means of encouraging employees and grievance representatives to use the grievance and arbitration procedure as the exclusive contractual method to resolve claims of denial of equal application rights.

                                        Sincerely,


                                        ----------------------------------------
                                        Kirby H. Smith
                                        Manager of Human Resources

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

                                  LETTER NO. 2

                                                                    June 6, 2005

To: Mr. Bob Hecker and
    Formsprag Bargaining Committee

Re: Working Hours

Dear Mr. Hecker:

     The Company was asked to provide the Union, in writing, with its negotiations positions regarding starting and quitting times, break times, wash-up times, and lunch period.

     The Company intends to continue the schedule shown for the life of the Agreement.

     Should business conditions or Government regulations change, however, which make rearrangement of the times necessary in the Company's opinion, the Union will be advised of the change in advance of the effective date.

     The amount of time permitted is as follows:

Breaks                  10 minutes - A.M.
                        10 minutes - P.M.
      Total             20 minutes

Wash-up
   (before lunch)       5 minutes - A.M.
   (before shift end)   5 minutes - P.M.
      Total             10 minutes

The present work schedule is as follows:

                       Day Shift         Afternoon Shift       Midnight Shift
                       ---------         ---------------       --------------
Starting Time     6:30 a.m.            3:00 p.m.            10:30 p.m.
Morning Break     9:20 - 9:30 a.m.     5:20 - 5:30 p.m.     1:20 - 1:30 a.m.
Unpaid Lunch      11:00 - 11:30 a.m.   7:30 - 8:00 p.m.     3:00 - 3:30 a.m.
Afternoon Break   1:20 - 1:30 p.m.     10:00 - 10:10 p.m.   5:20 - 5:30 a.m.
Quitting Time     3:00 p.m.            11:30 p.m.           7:00 a.m.

                                        Sincerely,


                                        ----------------------------------------
                                        Kirby H. Smith
                                        Manager of Human Resources

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

                                  LETTER NO. 3

                                                                    June 6, 2005

To: Mr. Bob Hecker and
    Formsprag Plant Bargaining Committee

Subject: Combination or Elimination of Classifications

Dear Mr. Hecker:

     It appears that efforts toward combining classifications and tasks provide benefits to both the employees and the Company. Therefore, we consider it mutually advantageous to continue these efforts and discussions during the course of the new contract period.

     Specifically when classifications become vacant, we have agreed to meet with you and discuss their combination or elimination.

     This agreement to discuss does not change any rights that the Company now has under the current Labor Agreement to combine or eliminate classifications.

     This will confirm our mutual understanding that if classifications are combined in the future, the relative seniority positions in the new classification will reflect the actual classification seniority held by the effected employees prior to the combination.

     We further agree to review with you any combinations of classifications which occurred in the preceding Labor Agreement and make appropriate adjustments to assure that classification seniority is determined in the manner described above.


                                        ----------------------------------------
                                        Kirby H. Smith
                                        Manager of Human Resources

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

                                  LETTER NO. 4

                                                                    June 6, 2005

To: Mr. Bob Hecker
    and Formsprag Bargaining Committee

Re: Holiday Pay and Disciplinary Suspension

Dear Mr. Hecker:

This will confirm that for the life of this Agreement, the Company will continue its policy of not affecting an employee's holiday pay entitlement as a result of a disciplinary suspension.

                                        Sincerely,


                                        ----------------------------------------
                                        Kirby H. Smith
                                        Manager of Human Resources

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

                                  LETTER NO. 5

                                                                    June 6, 2005

To: Mr. Bob Hecker and
    Formsprag Bargaining Committee

Subject: Notice of Plant Closing and Severance Pay

Dear Mr. Hecker:

     Should it become necessary to discontinue the Formsprag Clutch operation, the Company will give the Union a minimum of six (6) months advance notice.

     In addition, the Company will provide severance pay to eligible employees affected by such a closing as follows:

     1. Employees who are on the active payroll at the time notice of plant closure is given to the Union, or at any time between such notice and the date of plant closure, will receive severance benefits equal to three months (13 weeks) pay at the employee's base rate.

     2. Employees hired by the Company on or after December 3, 2001 are not eligible for severance benefits.

     3. In order to receive severance benefits, eligible employees must remain employed by the Company until such time as they are released by the Company due to the cessation of operations.


                                        Sincerely,


                                        ----------------------------------------
                                        Kirby H. Smith
                                        Manager of Human Resources

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

ADDENDUM NO. 1

Employee co-pay will be as shown or the indicated percentage, whichever is lower.

ANTHEM BC/BS RATES

Assumes 15.0% annual healthcare rate increase

                         YR1 -EFF. 6-6-05   YR2- EFF, 6-5-06   YR3 - EFF. 6-4-07
                         ----------------   ----------------   -----------------
SINGLE   TOTAL MO.
         PREMIUM            $  384.20          $  441.83           $  508.10

         YOUR CO-PAY
         MONTHLY            $   76.84          $  110.46           $  127.03

         YOUR CO-PAY
         WEEKLY             $   17.73          $   25.49           $   29.31

         YOUR % CO-PAY           20.0%              25.0%               25.0%

COUPLE   TOTAL MO.
         PREMIUM            $  768.42          $  883.68           $1,016.24

         YOUR CO-PAY
         MONTHLY            $  153.68          $  220.92           $  254.06

         YOUR CO-PAY
         WEEKLY             $   35.47          $   50.98           $   58.63

         YOUR % CO-PAY           20.0%              25.0%               25.0%

FAMILY   TOTAL MO.
         PREMIUM            $1,114.23          $1,281.36           $1,473.57

         YOUR CO-PAY
         MONTHLY            $  222.85          $  320.34           $  368.39

         YOUR CO-PAY
         WEEKLY             $   51.43          $   73.92           $   85.01

         YOUR % CO-PAY           20.0%              25.0%               25.0%

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

ADDENDUM NO. 2

Employee co-pay will be as shown or the indicated percentage, whichever is lower.

HEALTH ALLIANCE PLAN

Assumes 15.0% annual healthcare rate increase

                         Yr1 -eff. 6-6-05   Yr2- eff, 6-5-06   Yr3 - eff. 6-4-07
                         ----------------   ----------------   -----------------
SINGLE   TOTAL MO.
         PREMIUM             $334.10            $384.22            $  441.85

         YOUR CO-PAY
         MONTHLY             $ 66.82            $ 96.05            $  110.46

         YOUR CO-PAY
         WEEKLY              $ 15.42            $ 22.17            $   25.49

         YOUR % CO-PAY          20.0%              25.0%                25.0%

COUPLE   TOTAL MO.
         PREMIUM             $768.43            $883.69            $1,016.25

         YOUR CO-PAY
         MONTHLY             $153.69            $220.92            $  254.06

         YOUR CO-PAY
         WEEKLY              $ 35.47            $ 50.98            $   58.63

         YOUR % CO-PAY          20.0%              25.0%                25.0%

FAMILY   TOTAL MO.
         PREMIUM             $868.85            $999.18            $1,149.05

         YOUR CO-PAY
         MONTHLY             $173.77            $249.79            $  287.26

         YOUR CO-PAY
         WEEKLY              $ 40.10            $ 57.64            $   66.29

         YOUR % CO-PAY          20.0%              25.0%                25.0%

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

    JANUARY 2005                 FEBRUARY 2005                MARCH 2005
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa         Su Mo Tu We Th Fr Sa
                   1               1  2  3  4  5                1  2  3  4  5
 2  3  4  5  6  7  8         6  7  8  9 10 11 12          6  7  8  9 10 11 12
 9 10 11 12 13 14 15        13 14 15 16 17 18 19         13 14 15 16 17 18 19
16 17 18 19 20 21 22        20 21 22 23 24 25 26         20 21 22 23 24 25 26
23 24 25 26 27 28 29        27 28                        27 28 29 30 31
30 31

3:graphic. 10:graphic.      2:graphic. 8:graphic.        3:graphic. 10:graphic.
17:graphic. 25:graphic.     15:graphic. 24:graphic.      17:graphic. 25:graphic.

     APRIL 2005                     MAY 2005                    JUNE 2005
--------------------        ----------------------        --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa          Su Mo Tu We Th Fr Sa
                1  2         1  2  3  4  5  6  7                    1  2  3  4
 3  4  5  6  7  8  9         8  9 10 11 12 13 14           5  6  7  8  9 10 11
10 11 12 13 14 15 16        15 16 17 18 19 20 21          12 13 14 15 16 17 18
17 18 19 20 21 22 23        22 23 24 25 26 27 28          19 20 21 22 23 24 25
24 25 26 27 28 29 30        29 30 31                      26 27 28 29 30

2:graphic. 8:graphic.       1:graphic. 8:graphic.        6:graphic. 15:graphic.
16:graphic. 24:graphic.     16:graphic. 23:graphic.      22:graphic. 28:graphic.
                            30:graphic.

      JULY 2005                   AUGUST 2005               SEPTEMBER 2005
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa         Su Mo Tu We Th Fr Sa
                1  2            1  2  3  4  5  6                      1  2  3
 3  4  5  6  7  8  9         7  8  9 10 11 12 13          4  5  6  7  8  9 10
10 11 12 13 14 15 16        14 15 16 17 18 19 20         11 12 13 14 15 16 17
17 18 19 20 21 22 23        21 22 23 24 25 26 27         18 19 20 21 22 23 24
24 25 26 27 28 29 30        28 29 30 31                  25 26 27 28 29 30
31

6:graphic. 14:graphic.      5:graphic. 13:graphic.       3:graphic. 11:graphic.
21:graphic. 28:graphic.     19:graphic. 26:graphic.      18:graphic. 25:graphic.

    OCTOBER 2005                 NOVEMBER 2005                  DECEMBER 2005
--------------------        ----------------------          --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa            Su Mo Tu We Th Fr Sa
                   1               1  2  3  4  5                         1  2  3
 2  3  4  5  6  7  8         6  7  8  9 10 11 12             4  5  6  7  8  9 10
 9 10 11 12 13 14 15        13 14 15 16 17 18 19            11 12 13 14 15 16 17
16 17 18 19 20 21 22        20 21 22 23 24 25 26            18 19 20 21 22 23 24
23 24 25 26 27 28 29        27 28 29 30                     25 26 27 28 29 30 31
30 31

3:graphic. 10:graphic.      2:graphic. 9:graphic.           1:graphic. 8:graphic.
17:graphic. 25:graphic.     16:graphic. 23:graphic.         15:graphic. 23:graphic.
                                                            31:graphic.

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

    JANUARY 2006                 FEBRUARY 2006                MARCH 2006
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa         Su Mo Tu We Th Fr Sa
 1  2  3  4  5  6  7                  1  2  3  4                   1  2  3  4
 8  9 10 11 12 13 14         5  6  7  8  9 10 11          5  6  7  8  9 10 11
15 16 17 18 19 20 21        12 13 14 15 16 17 18         12 13 14 15 16 17 18
22 23 24 25 26 27 28        19 20 21 22 23 24 25         19 20 21 22 23 24 25
29 30 31                    26 27 28                     26 27 28 29 30 31

6:graphic. 14:graphic.      5:graphic. 13:graphic.       6:graphic. 14:graphic.
22:graphic. 29:graphic.     21:graphic. 28:graphic.      22:graphic. 29:graphic.

     APRIL 2006                    MAY 2006                    JUNE 2006
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa         Su Mo Tu We Th Fr Sa
                   1            1  2  3  4  5  6                      1  2  3
 2  3  4  5  6  7  8         7  8  9 10 11 12 13          4  5  6  7  8  9 10
 9 10 11 12 13 14 15        14 15 16 17 18 19 20         11 12 13 14 15 16 17
16 17 18 19 20 21 22        21 22 23 24 25 26 27         18 19 20 21 22 23 24
23 24 25 26 27 28 29        28 29 30 31                  25 26 27 28 29 30
30

5:graphic. 13:graphic.      5:graphic. 13:graphic.       3:graphic. 11:graphic.
21:graphic. 27:graphic.     20:graphic. 27:graphic.      18:graphic. 25:graphic.

      JULY 2006                   AUGUST 2006               SEPTEMBER 2006
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa         Su Mo Tu We Th Fr Sa
                   1               1  2  3  4  5                         1  2
 2  3  4  5  6  7  8         6  7  8  9 10 11 12          3  4  5  6  7  8  9
 9 10 11 12 13 14 15        13 14 15 16 17 18 19         10 11 12 13 14 15 16
16 17 18 19 20 21 22        20 21 22 23 24 25 26         17 18 19 20 21 22 23
23 24 25 26 27 28 29        27 28 29 30 31               24 25 26 27 28 29 30
30 31

3:graphic. 11:graphic.      2:graphic. 9:graphic.        7:graphic. 14:graphic.
17:graphic. 25:graphic.     16:graphic. 23:graphic.      22:graphic. 30:graphic.
                            31:graphic.

    OCTOBER 2006                 NOVEMBER 2006               DECEMBER 2006
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa          Su Mo Tu We Th Fr Sa
 1  2  3  4  5  6  7                  1  2  3  4                          1  2
 8  9 10 11 12 13 14         5  6  7  8  9 10 11           3  4  5  6  7  8  9
15 16 17 18 19 20 21        12 13 14 15 16 17 18          10 11 12 13 14 15 16
22 23 24 25 26 27 28        19 20 21 22 23 24 25          17 18 19 20 21 22 23
29 30 31                    26 27 28 29 30                24 25 26 27 28 29 30
                                                          31

7:graphic. 14:graphic.      5:graphic. 12:graphic.       5:graphic. 12:graphic.
22:graphic. 29:graphic.     20:graphic. 28:graphic.      20:graphic. 27:graphic.

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

    JANUARY 2007                 FEBRUARY 2007                MARCH 2007
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa         Su Mo Tu We Th Fr Sa
    1  2  3  4  5  6                     1  2  3                      1  2  3
 7  8  9 10 11 12 13         4  5  6  7  8  9 10          4  5  6  7  8  9 10
14 15 16 17 18 19 20        11 12 13 14 15 16 17         11 12 13 14 15 16 17
21 22 23 24 25 26 27        18 19 20 21 22 23 24         18 19 20 21 22 23 24
28 29 30 31                 25 26 27 28                  25 26 27 28 29 30 31

3:graphic. 11:graphic.      2:graphic. 10:graphic.       3:graphic. 12:graphic.
19:graphic. 25:graphic.     17:graphic. 24:graphic.      19:graphic. 25:graphic.

     APRIL 2007                    MAY 2007                    JUNE 2007
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa         Su Mo Tu We Th Fr Sa
 1  2  3  4  5  6  7               1  2  3  4  5                         1  2
 8  9 10 11 12 13 14         6  7  8  9 10 11 12          3  4  5  6  7  8  9
15 16 17 18 19 20 21        13 14 15 16 17 18 19         10 11 12 13 14 15 16
22 23 24 25 26 27 28        20 21 22 23 24 25 26         17 18 19 20 21 22 23
29 30                       27 28 29 30 31               24 25 26 27 28 29 30

2:graphic. 10:graphic.      2:graphic. 10:graphic.       1:graphic. 8:graphic.
17:graphic. 24:graphic.     16:graphic. 23:graphic.      15:graphic. 22:graphic.
                                                         30:graphic.

      JULY 2007                   AUGUST 2007               SEPTEMBER 2007
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa         Su Mo Tu We Th Fr Sa
 1  2  3  4  5  6  7                  1  2  3  4                            1
 8  9 10 11 12 13 14         5  6  7  8  9 10 11          2  3  4  5  6  7  8
15 16 17 18 19 20 21        12 13 14 15 16 17 18          9 10 11 12 13 14 15
22 23 24 25 26 27 28        19 20 21 22 23 24 25         16 17 18 19 20 21 22
29 30 31                    26 27 28 29 30 31            23 24 25 26 27 28 29
                                                         30

7:graphic. 14:graphic.      5:graphic. 12:graphic.       4:graphic. 11:graphic.
22:graphic. 30:graphic.     20:graphic. 28:graphic.      19:graphic. 26:graphic.

    OCTOBER 2007                 NOVEMBER 2007               DECEMBER 2007
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa         Su Mo Tu We Th Fr Sa
    1  2  3  4  5  6                     1  2  3                            1
 7  8  9 10 11 12 13         4  5  6  7  8  9 10          2  3  4  5  6  7  8
14 15 16 17 18 19 20        11 12 13 14 15 16 17          9 10 11 12 13 14 15
21 22 23 24 25 26 27        18 19 20 21 22 23 24         16 17 18 19 20 21 22
28 29 30 31                 25 26 27 28 29 30            23 24 25 26 27 28 29
                                                         30 31

3:graphic. 11:graphic.      1:graphic. 9:graphic.        1:graphic. 9:graphic.
19:graphic. 26:graphic.     17:graphic. 24:graphic.      17:graphic. 24:graphic.
                                                         31:graphic.

FORMSPRAG LLC AND UAW LOCAL 155-LABOR AGREEMENT EXPIRES 12:01 A.M. JUNE 2, 2008

    JANUARY 2008                 FEBRUARY 2008                MARCH 2008
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa         Su Mo Tu We Th Fr Sa
       1  2  3  4  5                        1  2                            1
 6  7  8  9 10 11 12         3  4  5  6  7  8  9          2  3  4  5  6  7  8
13 14 15 16 17 18 19        10 11 12 13 14 15 16          9 10 11 12 13 14 15
20 21 22 23 24 25 26        17 18 19 20 21 22 23         16 17 18 19 20 21 22
27 28 29 30 31              24 25 26 27 28 29            23 24 25 26 27 28 29
                                                         30 31

8:graphic. 15:graphic.      7:graphic. 14:graphic.       7:graphic. 14:graphic.
22:graphic. 30:graphic.     21:graphic. 29:graphic.      21:graphic. 29:graphic.

     APRIL 2008                    MAY 2008                    JUNE 2008
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa         Su Mo Tu We Th Fr Sa
       1  2  3  4  5                     1  2  3          1  2  3  4  5  6  7
 6  7  8  9 10 11 12         4  5  6  7  8  9 10          8  9 10 11 12 13 14
13 14 15 16 17 18 19        11 12 13 14 15 16 17         15 16 17 18 19 20 21
20 21 22 23 24 25 26        18 19 20 21 22 23 24         22 23 24 25 26 27 28
27 28 29 30                 25 26 27 28 29 30 31         29 30

6:graphic. 12:graphic.      5:graphic. 12:graphic.       3:graphic. 10:graphic.
20:graphic. 28:graphic.     20:graphic. 28:graphic.      18:graphic. 26:graphic.

      JULY 2008                   AUGUST 2008               SEPTEMBER 2008
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa         Su Mo Tu We Th Fr Sa
       1  2  3  4  5                        1  2             1  2  3  4  5  6
 6  7  8  9 10 11 12         3  4  5  6  7  8  9          7  8  9 10 11 12 13
13 14 15 16 17 18 19        10 11 12 13 14 15 16         14 15 16 17 18 19 20
20 21 22 23 24 25 26        17 18 19 20 21 22 23         21 22 23 24 25 26 27
27 28 29 30 31              24 25 26 27 28 29 30         28 29 30
                            31

3:graphic. 10:graphic.      1:graphic. 8:graphic.        7:graphic. 15:graphic.
18:graphic. 25:graphic.     16:graphic. 24:graphic.      22:graphic. 29:graphic.
                            30:graphic.

    OCTOBER 2008                 NOVEMBER 2008               DECEMBER 2008
--------------------        ----------------------       --------------------
Su Mo Tu We Th Fr Sa        Su Mo Tu We Th Fr Sa         Su Mo Tu We Th Fr Sa
          1  2  3  4                           1             1  2  3  4  5  6
 5  6  7  8  9 10 11         2  3  4  5  6  7  8          7  8  9 10 11 12 13
12 13 14 15 16 17 18         9 10 11 12 13 14 15         14 15 16 17 18 19 20
19 20 21 22 23 24 25        16 17 18 19 20 21 22         21 22 23 24 25 26 27
26 27 28 29 30 31           23 24 25 26 27 28 29         28 29 30 31
                            30

7:graphic. 14:graphic.      6:graphic. 13:graphic.       5:graphic. 12:graphic.
21:graphic. 28:graphic.     19:graphic. 27:graphic.      19:graphic. 27:graphic.